                                                                    EXHIBIT 10.1



                           STOCK PURCHASE AGREEMENT



                                by and between



            SCOTTISH ANNUITY & LIFE INSURANCE COMPANY (CAYMAN) LTD.



                                      and



                        NRG ACQUISITION PARTNERS, L.P.



                           Dated as of June 10, 1999

ARTICLE I
     Definitions....................................................................  2
     Section 1.1.  Definitions......................................................  2

ARTICLE II
     Stock Purchase................................................................. 10
     Section 2.1.  Sale and Purchase of Shares...................................... 10
     Section 2.2.  Purchase Price................................................... 10
     Section 2.3.  Payment of Purchase Price........................................ 11
     Section 2.4.  Delivery of Shares............................................... 15
     Section 2.5.  Closing; Closing Date............................................ 16
     Section 2.6.  Payments Made.................................................... 16

ARTICLE III
     Representations and Warranties of Seller....................................... 16
     Section 3.1.  Execution and Delivery........................................... 16
     Section 3.2.  Consents and Approvals........................................... 17
     Section 3.3.  No Breach........................................................ 17
     Section 3.4.  Organization and Standing and
                     Authority of Seller and the Company............................ 18
     Section 3.5.  Outstanding Capital Stock of the Company......................... 19
     Section 3.6.  Titles to Shares................................................. 19
     Section 3.7.  Options or Other Rights.......................................... 19
     Section 3.8.  Corporate Records................................................ 20
     Section 3.9.  Brokerage........................................................ 20
     Section 3.10. Financial Statements and
                     Absence of Liabilities......................................... 20
     Section 3.11. Books and Records................................................ 23
     Section 3.12. No Material Adverse Change....................................... 23
     Section 3.13. Compliance with Laws............................................. 24
     Section 3.14. Actions and Proceedings.......................................... 25
     Section 3.15. Contracts and Other Agreements................................... 26
     Section 3.16. Intangible Property and Computer Software........................ 27
     Section 3.17. Liens............................................................ 27
     Section 3.18. Employee Benefit Plans........................................... 29
     Section 3.19. Insurance........................................................ 32
     Section 3.20. Employees and Labor Relations.................................... 33
     Section 3.21. Operations of the Company........................................ 34
     Section 3.22. Year 2000........................................................ 37
     Section 3.23. Agent, Intermediary and TPA Balances............................. 37
     Section 3.24. Reinsurance Treaties and Retrocession
                     Agreements..................................................... 38
     Section 3.25. State Security Deposits.......................................... 39
     Section 3.26. Powers of Attorney; Guarantees;
                     Required Insurance............................................. 39
     Section 3.27. Bank and Other Accounts.......................................... 40

                               TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
     Section 3.28. No Misrepresentations.........................................    40

ARTICLE IV
     Representations and Warranties of Buyer.....................................    41
     Section 4.1.  Execution and Delivery........................................    41
     Section 4.2.  Consents and Approvals........................................    41
     Section 4.3.  Organization, Standing and Authority
                     of Buyer....................................................    42
     Section 4.4.  Brokerage.....................................................    42
     Section 4.5.  Investment Intent.............................................    42
     Section 4.6.  No Breach.....................................................    43
     Section 4.7.  Actions and Proceedings.......................................    44
     Section 4.8.  Funds Available...............................................    44
     Section 4.9.  Compliance with Laws..........................................    44
     Section 4.10. Ratings.......................................................    46

ARTICLE V
     Covenants and Agreements....................................................    46
     Section 5.1.  Conduct of Business; Termination of
                     Retrocession Agreements.....................................    46
     Section 5.2.  Employees; Severance..........................................    47
     Section 5.3.  Consultation..................................................    47
     Section 5.4.  Investments...................................................    48
     Section 5.5.  No Distributions..............................................    48
     Section 5.6.  Pre-Closing Maintenance of Insurance..........................    48
     Section 5.7.  Preservation of Permits.......................................    48
     Section 5.8.  Litigation....................................................    49
     Section 5.9.  Corporate Examinations and Investigations.....................    49
     Section 5.10. Acquisition Proposals.........................................    51
     Section 5.11. State Insurance and Other
                     Regulatory Approvals........................................    52
     Section 5.12. Hart-Scott-Rodino.............................................    53
     Section 5.13. Expenses......................................................    54
     Section 5.14. Further Assurances............................................    54
     Section 5.15. Notification..................................................    54
     Section 5.16. Performance of Conditions.....................................    56
     Section 5.17. Designation of Holdings.......................................    56
     Section 5.18. Post-execution Claims Less Than $750,000......................    57

ARTICLE VI
     Conditions Precedent to the Obligation
     of Buyer to Close...........................................................    58
     Section 6.1.  Representations and Covenants.................................    58
     Section 6.2.  Litigation....................................................    59
     Section 6.3.  Corporate Action..............................................    59
     Section 6.4.  Plans.........................................................    60
     Section 6.5.  Governmental Consents.........................................    60

                               TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
     Section 6.6.  Third-Party Consents..........................................    61
     Section 6.7.  Opinion of Counsel to Seller..................................    61
     Section 6.8.  Investment Portfolio..........................................    61
     Section 6.9.  Resignation of Officers and Directors.........................    61
     Section 6.10. Additional Security...........................................    62
     Section 6.11. Reinsurance Receivable........................................    64

ARTICLE VII
     Conditions Precedent to the Obligations
     of Seller to Close..........................................................    64
     Section 7.1.  Representations and Covenants.................................    64
     Section 7.2.  Litigation....................................................    65
     Section 7.3.  Corporate Action..............................................    65
     Section 7.4.  Governmental Approvals........................................    65
     Section 7.5.  Opinion of Counsel to Buyer and Holdings......................    66
     Section 7.6.  Absence of Material New Claims................................    66

ARTICLE VIII
     Survival of Representations and Warranties..................................    68
     Section 8.1.  Survival of Representations and Warranties....................    68

ARTICLE IX
     Indemnification.............................................................    69
     Section 9.1.  Seller's Obligation to Indemnify..............................    69
     Section 9.2.  Buyer's Obligation to Indemnify...............................    71
     Section 9.3.  Exclusivity of Remedy; Claims Procedure.......................    71
     Section 9.4.  Retained Amount...............................................    74
     Section 9.5.  Indemnification Payments......................................    75

ARTICLE X
     Taxes.......................................................................    75
     Section 10.1.  Seller's Responsibility for Tax Returns
                      and Payment of Taxes.......................................    75
     Section 10.2.  Seller's Non-Foreign Status..................................    78
     Section 10.3.  Post-Closing Access and Cooperation..........................    78
     Section 10.4.  Actions With Respect to Taxes................................    79
     Section 10.5.  Tax Adjustment...............................................    80
     Section 10.6.  Post-Closing Tax Returns.....................................    81
     Section 10.7.  Close of Company's Taxable Year..............................    82
     Section 10.8.  Pro Forma Tax Returns........................................    83

ARTICLE XI
     Termination of Agreement....................................................    83
     Section 11.1.  Termination..................................................    83

                               TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
ARTICLE XII
     Miscellaneous...............................................................    86
     Section 12.1.  Publicity....................................................    86
     Section 12.2.  Notices......................................................    86
     Section 12.3.  Entire Agreement.............................................    88
     Section 12.4.  Waivers and Amendments; Non-Contractual
                      Remedies; Preservation of Remedies.........................    88
     Section 12.5.  Governing Law................................................    89
     Section 12.6.  Binding Effect; No Assignment;
                      No Third-Party Beneficiaries...............................    89
     Section 12.7.  No Joint Venture or Partnership Intended.....................    89
     Section 12.8.  Offsets......................................................    90
     Section 12.9.  Counterparts.................................................    90
     Section 12.10. Exhibits and Schedules; Headings.............................    90



                          EXHIBIT AND SCHEDULES INDEX
                          ---------------------------

                                    EXHIBIT

Exhibit A     Investment Guidelines

                                   SCHEDULES

2.2           Designated Reinsurance Treaties
3.2           Consents and Approvals
3.3           Violations
3.4           Licenses
3.5           Authorized Capitalization of the Company
3.10          Financial Statements and Absence of Liabilities
3.11          Books and Records
3.13          Noncompliance with Laws
3.14          Actions and Proceedings against the Company
3.15          Material Contracts
3.17          Liens
3.18          Plans
3.19          Insurance Policies
3.20          Employees

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
3.21          Company's Operations
3.23          Agent, Intermediary and TPA Balances
3.24A         Reinsurance Treaties and Retrocession Agreements
3.24B         Reinsurance and Retrocession Disputes
3.25          State Security Deposits
3.26          Powers of Attorney; Guarantees
3.27          Bank Accounts
6.11          Reinsurance Receivable

                            STOCK PURCHASE AGREEMENT
                            ------------------------


          THIS AGREEMENT (this "Agreement"), dated as of June 10, 1999, by and between Scottish Annuity & Life Insurance Company (Cayman) Ltd., a corporation organized under the laws of the Cayman Islands ("Buyer"), and NRG Acquisition Partners, L.P., a limited partnership organized under the laws of Delaware ("Seller").

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, Seller is the beneficial and record owner of 20,000 shares of Class A and 16,000 shares of Class B common stock, $100.00 par value, which constitute all of the issued and outstanding shares of common stock (the "Shares") of Harbourton Reassurance, Inc., a stock insurance company organized under the laws of Delaware (the "Company"); and

          WHEREAS, Seller wishes to sell and Buyer wishes to purchase, or cause Holdings (as hereinafter defined) to purchase, the Shares in accordance with the terms and conditions of this Agreement;

          NOW, THEREFORE, in consideration of the premises set forth above, and subject to the terms and conditions stated herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

          Section 1.1.  Definitions.  The following terms when used in this
                        -----------
Agreement shall have the following meanings:

          "Acquisition Proposal" has the meaning set forth in Section 5.10.
           --------------------

          "Adjustment" means the net increase (if any) determined after applying
           ----------
all net loss carryforwards and other loss carryforwards and credits available as of the Computation Date, in the amount of the Company's liabilities for Taxes for taxable periods ending on or prior to the Computation Date and, in the case of the taxable period which includes the Computation Date, for the part of such period ending on the Computation Date to the extent Seller is responsible therefor pursuant to Article X.

          "Affiliate" means, with respect to any Person, any corporation,
           ---------
partnership, firm, joint venture, association, joint-stock company, trust, unincorporated association, organization or other entity which controls, is controlled by or is under common control with such Person.


          "Affiliated Group" has the meaning set forth in Section 10.1.
           ----------------

          "Arbitrator" has the meaning set forth in Section 2.3(d).
           ----------

          "Asserted Liability" has the meaning set forth in Section 9.1.
           ------------------

          "Audited Financial Statements" has the meaning set forth in Section
           ----------------------------
3.10(c).

          "AVR" means the Asset Valuation Reserve as set forth on the Insurance
           ---
Annual Statements and the Insurance Quarterly Statements of the Company.

          "Business Day" means any day which is not a Saturday or a Sunday, or a
           ------------
day on which banks in the State of New York or the Cayman Islands are not authorized or required to close.

          "Buyer" means Scottish Annuity & Life Insurance Company (Cayman) Ltd.,
           -----
a corporation organized under the laws of the Cayman Islands. Except where the context requires otherwise, in the event that Buyer designates Holdings to purchase the Shares, references in this Agreement to Buyer shall be deemed to refer to Holdings with respect to all actions to be taken in connection with such purchase.

          "Capital and Surplus" of the Company means the excess of the total
           -------------------
assets of the Company over the total liabilities of the Company, calculated in accordance with statutory accounting practices prescribed or permitted by the Delaware Insurance Department (including all rules and regulations applicable thereto), consistently applied with the practices utilized in the preparation of the Insurance Annual Statements as of December 31,

1998; provided that there shall be included as liabilities, without regard to such statutory accounting practices, all accrued liabilities of the Company with respect to any Plan, including without limitation Welfare Plans and Retiree Welfare Plans pursuant to the provisions of Section 5.2(b) hereof.

          "Closing" means the closing of the sale and purchase of the Shares
           -------
contemplated by this Agreement.

          "Closing Balance Sheet" has the meaning set forth in Section 2.3(b).
           ---------------------

          "Closing Date" means either (i) the third Business Day or (ii) the
           ------------
first Business Day of the next calendar month following the day on which the last of all conditions to the consummation of the transactions contemplated hereby have been satisfied (other than those conditions requiring the delivery of a certificate or other document, or the taking of other action at or after the Closing, which are to be satisfied at or after the Closing), including without limitation those set forth in Articles VI and VII, whichever of (i) or
(ii) Buyer and Seller shall select, or such other Business Day as Buyer and Seller agree in writing. Whether or not the Closing occurs on the first day of a calendar month, the Purchase Price shall be computed as of the close of the Computation Date.

          "Closing Payment" has the meaning set forth in Section 2.3(b).
           ---------------

          "Closing Statement" has the meaning set forth in Section 2.3(c).
           -----------------

          "COBRA" means the Consolidated Omnibus Budget Reconciliation Act,
           -----
Section 601, et seq., of ERISA.
             -- ---

          "Code" means the Internal Revenue Code of 1986, as amended, and the
           ----
Treasury regulations promulgated thereunder.

          "Commissioner" means the Commissioner of Insurance of the State of
           ------------
Delaware.

          "Company" means Harbourton Reassurance, Inc., an insurance company
           -------
organized under the laws of Delaware, with its principal offices in Aurora, Colorado.

          "Computation Date" means the last day of the calendar month as of
           ----------------
which the Purchase Price is computed under Section 2.2.

          "Delaware Insurance Department" means the Insurance Department of the
           -----------------------------
State of Delaware.

          "Designated Accountants" has the meaning set forth in Section 2.3(d).
           ----------------------

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "Final Balance Sheet" has the meaning set forth in Section 2.3(c).
           -------------------

          "FTC" has the meaning set forth in Section 5.12(a).
           ---

          "Governmental Authority" means any government (including without
           ----------------------
limitation the United States and the Cayman Islands) or any political subdivision thereof, whether federal, state, provincial or local, or any agency or instrumentality of any such government or political subdivision.

          "H-S-R Act" has the meaning set forth in Section 5.12(a).
           ---------

          "Holdings" means a holding company to be organized under the laws of
           --------
Delaware as a wholly-owned subsidiary of Buyer for the purpose of purchasing the Shares.

          "IMR" means the Interest Maintenance Reserve as shown on the Insurance
           ---
Annual Statements and the Insurance Quarterly Statements of the Company.


          "Insurance Annual Statements" has the meaning set forth in Section
           ---------------------------
3.10(a).

          "Insurance Department" means the insurance regulatory authority of any
           --------------------
state.

          "Insurance Quarterly Statements" has the meaning set forth in Section
           ------------------------------
3.10(a).

          "Investment Guidelines" has the meaning set forth in Section 5.4.
           ---------------------

          "Justice" has the meaning set forth in Section 5.12(a).
           -------

          "Knowledge" (or "Known") with respect to any Person means matters
           ---------       -----
within the actual knowledge of one or more executive officers or directors of such Person.

          "Liabilities" means, with respect to any Person, any indebtedness,
           -----------
liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise.

          "Lien" means any lien, encumbrance, pledge, mortgage, security
           ----
interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction under any shareholder or similar agreement.

          "Losses" means any and all losses, liabilities (including Tax
           ------
liabilities), damages, deficiencies, costs or expenses, including interest, penalties and reasonable attorneys' and accountants' fees and disbursements.

          "Material Adverse Effect" means, with respect to any Person, any
           -----------------------
event, change, condition, fact or effect which has a material adverse effect on the business, operations, assets, Liabilities, condition (financial or otherwise) or results of operations of such Person and any Subsidiaries of such Person, taken as a whole.

          "Objection Notice" has the meaning set forth in Section 2.3(d).
           ----------------

          "Permits" means licenses, permits, orders, approvals, registrations,
           -------
authorizations and qualifications required under any federal, state or local law or by any Governmental Authority.

          "Person" means any individual, corporation, partnership, firm, joint
           ------
venture, association, joint-stock company, trust, unincorporated association, organization, Governmental Authority or other entity.

          "Plan" means any "employee benefit plan" (as that term is defined in
           ----
Section 3(3) of ERISA), as well as any other written or formal benefit plan, contract or arrangement, whether or not terminated, involving direct or indirect compensation, established, maintained or contributed to by the Company, or with respect to which the Company has any present or future, direct or indirect, actual or contingent obligation or liability on behalf of its employees, former employees, officers, directors, agents, brokers, consultants or independent contractors or the dependents or beneficiaries of any of the foregoing, including without limitation (a) each retirement, pension, profit-sharing, thrift, savings, target benefit or employee stock ownership plan or cash or deferred arrangement; (b) each other deferred or incentive compensation, bonus, stock option, employee stock purchase, "phantom stock" or stock appreciation right plan; (c) each program providing for (i) payment for or reimbursement of the expenses of medical, dental or visual care or psychiatric counseling, (ii) vacation, sick, disability or severance pay, or (iii) life insurance; and (d) each other "fringe benefit" plan or arrangement, and shall also include any employee benefit plan or plan of the type specified above under which the Company acts as a fiduciary or otherwise provides administrative services.

          "Post-execution Claim" has the meaning set forth in Section 7.6.
           --------------------

          "Purchase Price" has the meaning set forth in Section 2.2.
           --------------

          "Reinsurance Treaties" has the meaning set forth in Section 3.24.
           --------------------

          "Retained Amount" has the meaning set forth in Section 9.4.
           ---------------

          "Retiree Welfare Plan" means any Welfare Plan which provides benefits
           --------------------
with respect to employees or former employees of the Company beyond their retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the former employee or his dependents).

          "Retrocession Agreements" has the meaning set forth in Section 3.24.
           -----------------------
Such agreements are separately identified as such on Schedule 3.24A.
                                                     --------------

          "Seller" means NRG Acquisition Partners, L.P., a limited partnership
           ------
organized under the laws of Delaware.

          "Shares" has the meaning set forth in the recitals of this Agreement.
           ------

          "Specified Claims" has the meaning set forth in Section 6.10.
           ----------------

          "Subsidiary" means, with respect to any Person, each entity as to
           ----------
which such Person directly or indirectly owns or has the power to vote, or to exercise a controlling influence with respect to, fifty percent or more of the voting interests or securities of any class of such entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons performing similar functions) of such entity.

          "Surplus Relief Reinsurance" means those ceded reinsurance agreements
           --------------------------
identified as such on Schedule 3.24A.
                      --------------

          "Taxes" means all federal, state, county, local, foreign and other
           -----
taxes (including without limitation income taxes, premium taxes, excise taxes, withholding taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, ad valorem taxes, severance taxes, capital levy taxes, transfer taxes, employment and payroll-related taxes, property taxes, import duties and other governmental charges and assessments), and includes interest, additions to tax and penalties with respect thereto.

          "Third Party Claims" has the meaning set forth in Section 9.3(a).
           ------------------

          "WARN" has the meaning set forth in Section 3.20(b).
           ----

          "Welfare Plan" means any Plan which is a welfare plan within the
           ------------
meaning of section 3(1) of ERISA and provides benefits with respect to employees or former employees of the Company.

                                  ARTICLE II

                                Stock Purchase
                                --------------

          Section 2.1.  Sale and Purchase of Shares.  At the Closing, Seller
                        ---------------------------
shall sell, convey, assign, transfer and deliver to Buyer, or, at Buyer's direction, to Holdings, and Buyer shall purchase from Seller, or cause Holdings to purchase from Seller, all of the Shares.

          Section 2.2.  Purchase Price.  The purchase price for the Shares (the
                        --------------
"Purchase Price") shall be equal to the following, each computed as of the Computation Date:

          (i)   Capital and Surplus; plus

          (ii)  AVR and IMR; plus

          (iii) 4% of reserves attributable to Reinsurance Treaties designated by the parties on Schedule 2.2; plus
                                             ------------

          (iv)  unrealized capital gains; minus

          (v) that portion of the Capital and Surplus attributable to Surplus Relief Reinsurance; minus

          (vi)  unrealized capital losses; minus

          (vii) $1,800,000.

          Section 2.3.  Payment of Purchase Price.  (a)  At the Closing Buyer
                        -------------------------
shall pay to Seller an amount equal to the Closing Payment, as calculated in accordance with Section 2.3(b).

          (b) At the Closing Seller shall provide to Buyer an estimated balance sheet of the Company as of the Computation Date (the "Closing Balance Sheet"), together with a certification by the chief financial officer of Seller, or another executive officer serving in a similar capacity, that, to the best of his Knowledge, the Closing Balance Sheet has been prepared in accordance with statutory accounting practices prescribed or permitted by the Delaware Insurance Department (including all rules and regulations applicable thereto), consistently applied with the practices utilized in the preparation of the Insurance Annual Statements as of December 31, 1998. In addition, Seller shall provide to Buyer an estimate of the Purchase Price based on the provisions of
Section 2.2 and the Closing Balance Sheet. An amount equal to such estimated Purchase Price (the "Closing Payment") shall be paid by Buyer to Seller at the Closing.

          (c) As soon as practical but in no event more than sixty (60) days after the Closing Date, Seller shall deliver to

Buyer a balance sheet of the Company as of the Computation Date (the "Final Balance Sheet") and a statement of the Purchase Price calculated as of the Computation Date (the "Closing Statement") in the manner provided in this Agreement. In preparing the Final Balance Sheet and the Closing Statement and in computing the Purchase Price, the Tax liabilities of the Company (i) shall be those accruable as of the Computation Date determined in a manner consistent with Seller's past practices as if the Computation Date were the last day of a separate tax year and (ii) shall not include any Tax liabilities arising from the business of the Company after the Computation Date or any actions (including elections) of the Company or Buyer on or after the Closing or other events after the Computation Date. In no event shall the Closing Statement include any liability for reinsurance claims or losses not Known by the Company on the date of this Agreement nor shall Seller have any liability under Article IX or otherwise for such claims or losses, other than reserves or claims liabilities established by the Company in accordance, and consistent, with the Insurance Annual Statements for the year ended December 31, 1998 for claims Known on the date hereof and other than as expressly provided in Section 5.18 or Section 7.6 with respect to Post-execution Claims. For purposes of this Agreement, if reserves or claims liabilities under Reinsurance Treaties or Retrocession Agreements, including, without limitation, the reserves or claims liabilities relating to accident and health reinsurance, of the Company established in accordance with the Company's current reserving practices are insufficient, Seller shall not have any liability to Buyer or the Company therefor nor shall the Purchase Price be reduced therefor. Without limiting the foregoing, Buyer agrees that if the Delaware Insurance Department requires that the reinsurance reserves or claims liabilities be increased with respect to any reported claims or other claims Known to the Company or Seller on the date thereof, including without limitation the reserves or claims liabilities relating to accident and health reinsurance, Seller shall not have any liability to Buyer or the Company therefor, including without limitation under Article IX hereof, nor shall the Purchase Price be reduced therefor.

          (d) If Buyer reasonably believes that the Final Balance Sheet and/or the Closing Statement were not computed in accordance with the standards set forth in Sections 2.3(b) and 2.3(c), Buyer shall so notify Seller within twenty
(20) days after its receipt of the Final Balance Sheet and the Closing Statement, which notice shall specify the items to which it objects and the basis for such objection (the "Objection Notice"). If no Objection Notice is received by Seller within such twenty-day period, the Purchase Price set forth in the Closing Statement shall be final, conclusive and binding on all of the parties. If an Objection Notice is received by Seller within such twenty-day period, Buyer and Seller shall promptly attempt in good faith to reconcile the differences between the Final Balance Sheet and/or the Closing Statement and the Objection Notice and any such reconciliation shall be final, binding and conclusive. If Buyer and Seller are unable to reconcile the differences between the Final Balance Sheet and/or the Closing Statement and the Objection Notice within thirty (30) days after receipt of the Objection Notice by Seller, Buyer and Seller shall jointly select, engage and each pay one-half of the expenses of an independent nationally recognized accounting firm (the "Designated Accountants") experienced in auditing the financial statements of insurance companies to resolve any remaining differences and to determine the Purchase Price as of the Computation Date pursuant to such resolution and the undisputed items on the Final Balance Sheet and/or the Closing Statement. If Seller and Buyer cannot agree on the selection of the Designated Accountants within forty-five (45) days after receipt of the Objection Notice by Seller, the appointment of such Designated Accountants shall be submitted to the American Arbitration Association (the "Arbitrator") pursuant to their commercial arbitration rules. The decision of the Arbitrator as to the selection of the Designated Accountants shall be final and binding upon the parties and the fees of the Arbitrator shall be borne equally by Seller and Buyer. The Designated Accountants shall complete the resolution of such differences within thirty (30) days after being retained, and the resulting determination of the Purchase Price shall be final, binding and conclusive. The purchase price determined pursuant to this Section 2.3(d) and Section 2.3(c) shall constitute the final "Purchase Price".

          (e) For the purpose of making a final calculation of the Purchase Price and preparing the Final Balance Sheet and to fulfill its obligations under
Section 2.3, Seller shall be given reasonable access to Buyer's or the Company's premises, systems, books and records.

          (f) On or prior to the fifth Business Day following the determination of the final Purchase Price pursuant to this Section 2.3, (i) if the Purchase Price exceeds the Closing Payment, Buyer will pay to Seller an amount equal to such excess, and (ii) if the Closing Payment exceeds the Purchase Price, Seller will pay to Buyer an amount equal to such excess; in either case, with interest from the Closing Date to the date of payment at a rate calculated based on a per annum rate computed on the basis of a 365 day year equal to the average of the high and low bid rates for 90-day federal funds on the Closing Date as such bid rates are published in the Eastern edition of The Wall Street Journal.

          Section 2.4.  Delivery of Shares.  At the Closing, Seller shall
                        ------------------
deliver or cause to be delivered to Buyer a stock certificate or certificates representing all of the Shares to be sold by Seller hereunder, duly endorsed in blank or accompanied by duly executed instruments of transfer, or registered in the name of Buyer or Holdings, as the case may be. Seller shall pay in full all transfer and recording taxes, if any, payable in connection with the sale, transfer and delivery of the Shares and shall provide to Buyer a certificate or other satisfactory evidence confirming either that such payments have been made or that no such payments are necessary.

          Section 2.5.  Closing; Closing Date.  The Closing shall take place at
                        ---------------------
the offices of LeBoeuf, Lamb, Greene & MacRae, 125 West 55th Street, New York, New York at 10:00 a.m. Eastern time, on the Closing Date.

          Section 2.6.  Payments Made.  Payment of the Purchase Price shall be
                        -------------
made by wire transfer of immediately available funds, or otherwise as instructed by the party receiving such funds.



                                  ARTICLE III

                   Representations and Warranties of Seller
                   ----------------------------------------

          Seller represents and warrants to Buyer as follows:

          Section 3.1.  Execution and Delivery.  This Agreement has been duly
                        ----------------------
executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable state regulatory law, by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors of insurance companies, rights of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          Section 3.2.  Consents and Approvals.  The execution and delivery by
                        ----------------------
Seller of this Agreement, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby, do not require Seller to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person (including any Governmental Authority), except as set forth in Section 5.12 or Schedule 3.2.
                                       ------------

          Section 3.3.  No Breach.  Except as set forth on Schedule 3.3, the
                        ---------                           ------------
execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof will not (i) violate any provision of the partnership agreement or any other organizational document of Seller or any provision of the Charter, the By-Laws or any other organizational document of the Company; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which either Seller or the Company is a party or by or to which either of them or their assets or properties may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any arbitrator or Governmental Authority against, or binding upon Seller or the Company, or any agreement with, or condition imposed by, any Governmental Authority binding upon Seller or the Company, or upon the securities, assets or business of Seller or the Company;
(iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Seller or the Company, or to the securities, properties or business of Seller or the Company; or (v) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any Permit of the Company.

          Section 3.4.  Organization and Standing and Authority of Seller and
                        -----------------------------------------------------
the Company.  (a) Seller is a limited partnership duly organized, validly
-----------
existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted.

          (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted. The Company is a life insurance company engaged primarily in the business of reinsurance, and is involved in no other type of business. The Company is duly licensed and qualified to transact a life insurance business, or is accredited as a reinsurer, and is in good standing in all states set forth on Schedule 3.4.
                                                                   ------------
A copy of the insurance license or certificate of accreditation of the Company from all such states in which it is authorized to conduct business has previously been provided to Buyer. No Insurance Department of any other jurisdiction has notified the Company that the Company is required to qualify or otherwise be licensed therein and the Company does not file any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of real property therein or the derivation of income therefrom, except federal income and State of Colorado tax returns, and the Company is not required to file any such tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom. The Company does not now have, and has never had, any Subsidiaries.

          Section 3.5.  Outstanding Capital Stock of the Company.  Schedule 3.5
                        ----------------------------------------   ------------
sets forth the authorized capitalization of the Company (including treasury shares, if any). Seller is the record and beneficial owner of all the Shares. The Shares comprise the only classes of the Company's capital stock that have been authorized or issued or are outstanding. All of the Shares are duly authorized and are validly issued, fully paid and non-assessable and are free of preemptive rights.

          Section 3.6.  Titles to Shares.  Seller owns the Shares free and
                        ----------------
clear of any Lien. Seller has full authority to cause the Shares to be delivered to Buyer at the Closing.

          Section 3.7.  Options or Other Rights.  There is no  (i) outstanding
                        -----------------------
right, subscription, warrant, call, unsatisfied preemptive right, option or other contract or agreement of any kind to purchase or otherwise to receive from the Company or Seller any outstanding, authorized but unissued, unauthorized or treasury shares of the common stock, or any other security, of the Company, (ii) outstanding security of any kind convertible into any security of the Company, and (iii) outstanding contract or other agreement to purchase, redeem or otherwise acquire any outstanding shares of common stock or any other security of the Company.

          Section 3.8.  Corporate Records.  Seller has previously delivered to
                        -----------------
Buyer true, complete and correct copies of the Charter and the By-Laws of the Company, as in effect on the date hereof. The minute books of the Company accurately reflect all resolutions adopted at all meetings (and consents in lieu of meetings) of its shareholders and all resolutions adopted at all meetings (and consents in lieu of meetings) of its board of directors and all committees of its board of directors.

          Section 3.9.  Brokerage. No broker or finder has acted directly or
                        ---------
indirectly for Seller or the Company, nor has Seller or the Company taken any action, in connection with this Agreement or the transactions contemplated hereby so as to give rise to any valid claim against any party to this Agreement or the Company for any brokerage, finder's fee or other commission or compensation.

          Section 3.10.  Financial Statements and Absence of Liabilities.  (a)
                         -----------------------------------------------
Seller has furnished to Buyer true, correct and complete copies of the annual statements of the Company ("Insurance Annual Statements") for the years ended December 31, 1996, 1997 and 1998, in each case filed by the Company with the Delaware Insurance Department, and the quarterly statements of the Company (the "Insurance Quarterly Statements") for the quarter ended March 31, 1999. The Insurance Annual Statements and the Insurance Quarterly Statements for the quarter ended

March 31, 1999 have been prepared in accordance with statutory accounting practices prescribed or permitted by the Delaware Insurance Department, at the time of preparing such statements (including all rules and regulations applicable thereto), and present fairly the condition and business operations of the Company as at such dates and for such periods. Except as agreed to by Buyer in writing or as set forth on Schedule 3.10, the Company has not made any change
                              -------------
to any valuation basis or method or any reserving practices or procedures since December 31, 1998.

          (b) As of the Closing Date, the Company will have no Liabilities, whether known, unknown or contingent, and whether for insurance liabilities or otherwise, except for Liabilities (i) which are reflected on the Insurance Quarterly Statements as of March 31, 1999, (ii) which existed on March 31, 1999 but were not required to be reflected on a balance sheet prepared in accordance with the statutory accounting principles prescribed or permitted by the Delaware Insurance Department, provided that the amount of each such Liability does not exceed $5,000, (iii) which are reinsurance claims or losses not Known by the Company on the date of this Agreement, (iv) which are disclosed on any Schedule hereto, or (v) incurred since that date in the ordinary course of business and, where applicable, in accordance with the terms and conditions of this Agreement.

          (c) Within twenty (20) days after the date of this Agreement Seller shall have furnished to Buyer the audited financial statements of the Company for the year ended December 31, 1998 (the "Audited Financial Statements"), which shall have been prepared in accordance with generally accepted accounting principles, consistently applied, and shall present fairly the condition and business operations of the Company as at such date and for such periods.

          (d) Seller will furnish to Buyer true, correct and complete copies of the Insurance Quarterly Statements of the Company for each quarter ended or ending subsequent to March 31, 1999 and prior to the Closing Date, as soon as each such statement has been prepared. Such Insurance Quarterly Statements shall all be prepared in accordance with statutory accounting practices prescribed or permitted by the Delaware Insurance Department at the time of preparing such statements (including all rules and regulations applicable thereto), and shall present fairly the condition and business operations of the Company as at such dates and for such periods.

          (e) For purposes of this Agreement, if the reserves established in accordance with the Company's current reserving practices are insufficient, Seller shall not have any liability to Buyer or the Company therefor. Without limiting the preceding sentence, and notwithstanding anything to the contrary contained in this Agreement, Seller shall have no responsibility for, nor shall the Purchase Price be reduced by, reinsurance claims incurred but not reported and not Known by the Company or Seller on the date of this Agreement except as expressly provided in Section 5.18 or Section 7.6 with respect to Post-execution Claims. To the Knowledge of Seller, neither Seller nor the Company has received any written or oral notice that the Delaware Insurance Department shall require, or intends to require, that the reserves or claims liabilities be increased with respect to any reported claims or other claims Known to the Company or Seller on the date hereof, including without limitation the reserves or claims liabilities relating to accident and health reinsurance.

          Section 3.11.  Books and Records.  The books and records of the
                         -----------------
Company accurately reflect the business of the Company, are true, correct and complete, and are, except as set forth on Schedule 3.11, all in the possession
                                          -------------
of the Company in its business offices in Aurora, Colorado.

          Section 3.12.  No Material Adverse Change.  Except for matters
                         --------------------------
contemplated by or disclosed in this Agreement or otherwise agreed by the parties in writing subsequent to the date hereof, since December 31, 1998 and except for a dividend of up to $15,000,000 by the Company to Seller, there has been (a) no change, or development involving a prospective change, in the general affairs, management, shareholders' equity, business, operations, assets, Liabilities, condition (financial or otherwise) or results of operations of the Company that has had or may reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and (b) no material change in the manner in which the business of the Company is conducted other than those resulting from matters relating to, or contemplated by, this Agreement.

          Section 3.13.  Compliance with Laws.  (a)  Except as set forth on
                         --------------------
Schedule 3.13, the Company has complied in all material respects (or will comply
-------------
within the applicable statutory or grace period provided) with all laws, regulations, licensing requirements and orders applicable to it or to the operation of its business (including without limitation obtaining and effecting all Permits necessary for the ownership and conduct of its businesses), and no noncompliance therewith, whether or not material, will have or is reasonably likely to result in a Material Adverse Effect on the Company. The Company has filed with or submitted to the Insurance Department of each state in which it is authorized to conduct business all reports, statements, documents, filings, registrations or submissions required to be filed by it so that it is in compliance in all material respects with the requirements of such Insurance Department. All such material so filed was in substantial compliance with applicable laws when filed (or as of the date amended), and no material deficiencies have been asserted by any Insurance Department with respect to such material that have not been satisfied. Except as set forth on
Schedule 3.13, all Permits held by the Company in connection with its business
-------------
are in full force and effect. During the five years preceding the date hereof, the Company has not been subject to any proceeding or investigation to revoke or suspend, or materially limit or restrict, any of its insurance licenses, nor has any such insurance license been revoked or suspended.

          (b) Neither Seller nor the Company is in violation of (i) any applicable order, judgment, injunction, award or decree, or (ii) any federal, state, local or foreign law, ordinance or regulation or any other requirement of any Governmental Authority, court or arbitrator applicable to any of their respective businesses, except for violations which alone or in the aggregate do not have, and could not reasonably be expected to have, a Material Adverse Effect on the Company; and neither Seller nor the Company has received notice that any such violation is being alleged.

          Section 3.14.  Actions and Proceedings.  Except as set forth on
                         -----------------------
Schedule 3.14, (i) there are no outstanding orders, judgments, injunctions,
-------------
awards or decrees of any court, other Governmental Authority or arbitration tribunal against or naming the Company, or any of the directors, officers or employees of the Company in their capacity as such; and (ii) as of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitration proceedings against or investigations of, or, to the Knowledge of Seller or the Company, threatened against, the Company or any of its directors, officers or employees in their capacity as such or any of its material properties or assets.

          Section 3.15.  Contracts and Other Agreements.  Attached hereto as
                         ------------------------------
Schedule 3.15 is a true, complete and correct list of every material contract or
-------------
other agreement (other than Reinsurance Treaties, Retrocession Agreements or agreements directly related thereto) and every commitment, whether written or oral, to which the Company is a party or by which it is bound, including without limitation all (i) agreements relating to transactions between Affiliates (which are separately identified as such), (ii) relationships with its employees, agents, managers and brokers, (iii) administrative services, (iv) borrowings of money, (v) purchases of materials, supplies, equipment, machinery, parts, products or services, (vi) licenses for the use of trademarks, trade names or copyrights, (vii) distributions of insurance products, and (viii) leases (capital or otherwise). For purposes of this Section 3.15, a contract or other agreement shall be deemed "material" if it (a) gives rise to rights and/or liabilities on the part of the Company exceeding an annual amount of $50,000,
(b) is one of a series of related contracts, agreements or commitments which in the aggregate give rise to rights or liabilities exceeding such amount, or (c) is not terminable on 30 days notice or less without penalty and gives rise to rights or liabilities on the part of the Company in excess of $1,000. Copies of each such agreement have previously been delivered by Seller to Buyer. Each such material agreement is valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with its terms, except as the enforcement of such contracts or other agreements may be limited by applicable state regulatory law, the effect of bankruptcy, insolvency or similar laws affecting creditors rights generally or by general principles of equity, and to the Knowledge of Seller no party thereto is in default under any of them.

          Section 3.16.  Intangible Property and Computer Software.  The
                         -----------------------------------------
Company owns, has registered or has valid rights to use such trademarks, trade names, copyrights and computer software as are currently being used for the conduct of its business as it is now being conducted. The Company is neither infringing, nor is alleged to be infringing, any trademark, trade name registration, copyright or any application pending therefor. The Company has not licensed others to use any of its trademarks, trade names, copyrights or computer software. No such rights will be materially affected by the transactions contemplated by this Agreement. Notwithstanding the foregoing, Buyer acknowledges and agrees that Seller's Affiliates have the right to and ownership of the name "Harbourton" and that the Company has only a limited right to use the name "Harbourton" as part of the corporate name of the Company and the use thereof in connection with its business.

          Section 3.17.  Liens.  Except as set forth on Schedule 3.17, the
                         -----                          -------------
Company owns outright and has good title to all of its assets and properties, including without limitation all of the assets and properties reflected in the Audited Financial Statements and the Insurance Annual Statements of the Company for the year ended December 31, 1998 and the Insurance Quarterly Statements of the Company for the quarter ended March 31, 1999, and will own outright and have good title to all of its assets and properties reflected on the Insurance Quarterly Statements delivered to Buyer in accordance with Section 3.10(d) and on the Closing Balance Sheet; in each case, free and clear of any Lien, except as otherwise reflected therein and except for (i) assets and properties disposed of, or subject to purchase or sales orders, (A) in the ordinary course of business, (B) pursuant to sales or acquisitions made in accordance with the Investment Guidelines or (C) pursuant to the contracts, agreements, undertakings, indentures, notes, bonds, loans, instruments, leases, mortgages, commitments or other binding arrangements, whether written or oral, which are set forth on Schedule 3.15; (ii) assets which
                                                -------------
are leased to the Company in the ordinary course of its business; (iii) Liens securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like Persons, all of which are not yet due and payable or which are being contested in good faith; (iv) minor Liens of a character that do not substantially impair the assets or properties of the Company or detract materially from its business, or (v) assets disposed of in connection with, or to provide funds for, a dividend of up to $15,000,000 from the Company to Seller.

          Section 3.18.  Employee Benefit Plans.  (a)  Schedule 3.18 sets forth
                         ----------------------        -------------
a true, correct and complete list of all Plans. Seller has, with respect to each Plan, delivered to Buyer true and complete copies of (i) all plan texts and agreements; (ii) all summary plan descriptions and material employee communications; (iii) the most recent annual report (including all schedules thereto); (iv) the most recent actuarial valuation; and (v) if the plan is intended to qualify under section 401(a) or 403(a) of the Code, the most recent determination letter received from the Internal Revenue Service.

          (b) With respect to each Plan, the Company has no direct or indirect, actual or contingent liability, other than to make payments for contributions, premiums or benefits when due in the ordinary course or in connection with the termination of Plans, all of which payments that are due have been made. No assets of the Company are subject to any Lien under sections 302(f), 306(a), 307(a), 412 or 4068 of ERISA, or sections 401(a)(29) or 412(n) of the Code.

          (c) With respect to each Plan: (i) each such Plan conforms to, and its administration is in material compliance with, all applicable laws and regulations; (ii) each such Plan which is intended to qualify under sections 401(a) or 403(a) of the Code so qualifies or may be amended to so qualify without substantial additional cost; (iii) all payments required with respect to such Plans to date have been made, all amounts accrued as liabilities and expenses of the Company which have not been paid have been and will be properly reflected on the Audited Financial Statements and the Insurance Annual Statements, and all such unpaid liabilities and expenses as of the Closing Date will be properly reflected on the Closing Balance Sheet; (iv) all payments, contributions and premiums paid or required to be paid meet the requirements for deductibility under the Code, and no payment is required under any such Plan that, by operation of section 280G of the Code, would not be deductible; (v) no such Plan which is subject to section 302 of ERISA or section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in either such section), whether or not waived; (vi) each such Plan that is subject to section 302 of ERISA or section 412 of the Code uses a funding method that is permissible under ERISA, and the actuarial assumptions used in connection therewith are reasonable, both individually and in the aggregate;
(vii) there are no actions, suits or claims pending or, to the Knowledge of Seller or the Company, threatened (other than routine claims for benefits);
(viii) each such Plan which is a "group health plan" (as defined in section 607(1) of ERISA) has been operated in compliance with COBRA at all times; and
(ix) participants of all such Plans have, for all plan years beginning after December 31, 1988 through the Closing Date, accrued benefits at a rate substantially similar in the aggregate to the rate of benefit accrual under such Plans for all plan years beginning prior to January 1, 1989.

          (d) No Plan is funded through a "rabbi trust" or similar funding vehicle, and no assets of the Company are held in such a trust or funding vehicle. Except as set forth on Schedule 3.18, there are no (i) Retiree Welfare
                                 -------------
Plans, (ii) unfunded benefit obligations of the Company relating to former or current employees of the Company which are not or will not be fairly reflected by reserves shown on the Audited Financial Statements, the Insurance Annual Statements, the Insurance Quarterly Statements and the Closing Balance Sheet for all
benefit obligations incurred up to and including the Closing Date, or (iii) reserves, assets, surpluses or prepaid premiums under any Welfare Plan. Except as set forth on Schedule 3.18, no Plan provides for severance pay, unemployment
                -------------
compensation, deferred compensation or any similar payment with respect to any current or former employee, officer, director or agent of or consultant to the Company. The consummation of the transactions contemplated by this Agreement will not, except as otherwise provided for in this Agreement or on Schedule
                                                                   --------
3.15, (i) entitle any current or former employee, officer, director or agent of or consultant to the Company to severance pay, unemployment compensation, deferred compensation or any similar payment, (ii) accelerate the time of payment or vesting of or increase the amount of compensation due to any such current or former employee, officer, director or agent of or consultant to the Company, or (iii) constitute or involve a "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code).

          (e) Except as set forth on Schedule 3.18 and as provided under
                                     -------------
applicable laws and regulations, the Company has the unqualified right to amend, modify and terminate each Plan.

          (f) No Plan is a "multiple employer plan" or a "multiemployer plan," within the meaning of ERISA or the Code. The Company has no direct or indirect, actual or contingent,

                                                                              35
liability with respect to any partial or complete withdrawal (as such terms are defined in sections 4203 and 4205 of ERISA) from any such multiemployer plan.

          (g) Neither the Company nor any of its Affiliates has engaged in any transaction within the past five years with respect to a Plan which was in violation of section 4069 of ERISA.

          (h) The participation of the employees of the Company in all Plans will be terminated on or prior to the Closing Date (other than benefits mandated under COBRA and the severance pay plan set forth on Schedule 3.15), except for
                                                    -------------
rights that they may have to previously accrued benefits.

          Section 3.19.  Insurance.  Schedule 3.19 sets forth a true, correct
                         ---------   -------------
and complete list and brief description (specifying the insurer, describing each pending claim thereunder affecting or involving the Company, setting forth the aggregate amounts paid out with respect to such claims under each such policy through the date hereof, and the aggregate limit, if any, of the insurer's liability thereunder) of all policies or binders of errors and omissions, theft, life, fidelity, fire, liability, products liability, workers' compensation, vehicular and other insurance held by or on behalf of, or issued to, the Company on the date hereof, other than policies in respect of which the Company is an insured mortgagee or lessor. Except as set forth on Schedule 3.19, on the date hereof all of the policies and binders listed
   -------------
thereon are in full force and effect and all material claims which are available to the Company under such policies and binders have been timely filed or otherwise made with the respective insurers and all notices of potential material claims have been timely filed where necessary to preserve the Company's rights under such policies or binders.

          Section 3.20.  Employees and Labor Relations.  (a)  Schedule 3.20
                         -----------------------------        -------------
sets forth a true, correct and complete list of all current employees of the Company, together with their current compensation on the date hereof, and a list of all employees terminated during the period from January 1, 1999 to the date hereof.

          (b)  Except as set forth on Schedule 3.20, (i) there is no pending or,
                                      -------------
to the Knowledge of Seller or the Company, threatened strike, picketing, work stoppage or work slowdown involving the Company, (ii) no union is certified by the National Labor Relations Board as collective bargaining agent for employees of the Company, and (iii) no written demand is pending for recognition, no election for certification is scheduled, and, to the Knowledge of Seller or the Company, no such demand is threatened. The Company has not incurred any liability or obligation, either directly or indirectly, under the Worker Adjustment and Retraining Notification Act or any state or local plant closing and severance laws or regulations (collectively, "WARN") as in effect on the date hereof, and within the six-month period immediately following the Closing, will not incur any such liability or obligation if, during such six-month period, only terminations of employment in the normal course of operations occur.

          Section 3.21.  Operations of the Company.  Except as set forth on
                         -------------------------
Schedule 3.21 or as otherwise contemplated under this Agreement, since December
-------------
31, 1998 the Company has not:

               (i) amended its Charter or By-laws or merged with or into or consolidated with any other Person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

               (ii) except pursuant to this Agreement, issued or sold or purchased, or issued options or rights to subscribe to, or entered into any contracts or commitments to issue or sell or purchase, any shares of its capital stock or any of its bonds, notes, debentures or other evidences of indebtedness;

               (iii) incurred any indebtedness for borrowed money in excess of $100,000 in each case, or incurred or assumed any Liability in excess of $100,000 outside of the ordinary course of its business;

               (iv) except as otherwise provided for in this Agreement, and except for the dividend of up to $15,000,000 made by the Company to Seller, declared or paid any dividends or declared or made any other distributions of any kind to its shareholders or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

               (v) made any loan or advance in excess of $100,000 (singly or in the aggregate) to its shareholders or to any of its directors, officers, consultants, agents or other representatives, or made any other loan or advance, other than in the ordinary course of business;

               (vi) made any acquisition of all or substantially all of the assets, properties, securities or business of any other Person, or sold or transferred any of its assets (other than the sale of investment securities contained in its investment portfolio) or cancelled any debts or claims, except in each case in the ordinary course of business;

               (vii) made any single capital expenditure or commitments therefor aggregating in excess of $100,000, other than investment transactions in the ordinary course of business;

               (viii) paid, directly or indirectly, any of its material Liabilities before the same became due in accordance with its terms other than in the ordinary course of business;

               (ix) entered into or amended any agreement with an Affiliate, accelerated any payments to an Affiliate under any agreements or made any payments to an Affiliate;

               (x)   except as disclosed on Schedule 3.20, entered into or
                                            -------------
amended any agreement with any labor union or association representing any employee, or, other than in the ordinary course of business with respect to employees who are not officers or directors, made any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives, or commitment or agreement to make or pay the same;

               (xi) made any change in its accounting methods or practices, including without limitation any change with respect to establishment of reserves, or made any change in depreciation or amortization policies or rates adopted by it, except as required by law or statutory accounting practices;

               (xii) entered into any lease (as lessor or lessee) under which the Company would be obligated to make or would receive payments in any one year of $100,000 or more; or granted or suffered any Lien on any of its assets or properties (other than Liens excepted in Section 3.17);

               (xiii) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement the termination or nonrenewal of which is or was material to the Company or its business; or

               (xiv) entered into any other contract or other agreement or other transaction outside of the ordinary course of business that materially increases the liabilities of the Company.

          Section 3.22.  Year 2000.  To the Knowledge of Seller or the Company,
                         ---------
the Company's business will not be subject to any material disruption in its operations, including its computer hardware and software, that is due to the year 2000.

          Section 3.23.  Agent, Intermediary and TPA Balances.  (a)  Schedule
                         ------------------------------------        --------
3.23 sets forth a complete and correct list of all balances and other
----
receivables of the Company from agents, brokers or reinsurance intermediaries as of the date hereof and all balances and other receivables from third party administrators as of such date. All of such balances and such other receivables arose in the ordinary course of business and all such agents, brokers, reinsurance intermediaries and third party administrators are current in the payment of balances and other receivables due the Company except as set forth on Schedule 3.23. To the
                                                         -------------
best of the Knowledge of Seller or the Company, no third party administrator of the Company is involved in voluntary or involuntary bankruptcy proceedings or is otherwise insolvent or has provided notice in writing that it will not pay all amounts due from it to the Company.

          (b) Except as set forth on Schedule 3.23, no amount is payable by the
                                     -------------
Company in respect of any guarantees or similar instruments issued by the Company guaranteeing loans advanced to agents of the Company or to third party administrators.

          Section 3.24.  Reinsurance Treaties and Retrocession Agreements.  All
                         ------------------------------------------------
reinsurance treaties and associated trust agreements (the "Reinsurance Treaties") to which the Company is a party as assuming reinsurer, and all agreements and associated trust agreements to which the Company is a party as a ceding reinsurer (the "Retrocession Agreements") and associated trust agreements are in full force and effect and constitute the legal, valid and binding obligations of each party thereto, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization or other laws affecting creditors rights generally or the discretion of a court in awarding equitable remedies. Schedule 3.24A sets forth all Reinsurance Treaties and Retrocession Agreements with respect to which there have been any premiums received or any claim payments made during the two year period ending on the date of this Agreement or for which the Company maintains a reserve on the date of this Agreement. All such treaties and agreements comply in all material respects with all relevant provisions of the Delaware Insurance Law and regulations thereunder, as well as the Insurance Laws and regulations of all states in which the Company is authorized to conduct its business, relating to credit for reinsurance, and the Audited Financial Statements, the Insurance Annual Statements and the Insurance Quarterly Statements properly reflect such treaties. Except as set forth on
Schedule 3.24B, to the Knowledge of Seller or the Company there are no disputes
--------------
between the Company and any reinsurer with respect to the terms of any Reinsurance Treaty or Retrocession Agreement or reinsurance balances due thereunder and the Company is neither a party to, nor is bound by, any agreement, arrangement or understanding, whether written or oral, with respect to the Reinsurance Treaties or Retrocession Agreements, other than those contained in the Reinsurance Treaties or Retrocession Agreements. Copies of all the Reinsurance Treaties and Retrocession Agreements and associated trusts referred to in Schedule 3.24A have either been delivered by Seller to Buyer or been made available for inspection by Buyer.

          Section 3.25.  State Security Deposits.  Except as set forth on
                         -----------------------
Schedule 3.25, all securities deposited by the Company with state insurance departments and other regulatory authorities at any given time are reflected on the Audited Financial Statements, the Insurance Annual Statements and the Insurance Quarterly Statements as of such time.

          Section 3.26.  Powers of Attorney; Guarantees; Required Insurance.
                         --------------------------------------------------
Except as set forth on Schedule 3.26, the Company does not have any outstanding
                       -------------
powers of attorney or any obligation or liability, either accrued, accruing or contingent, as guarantor, surety, cosigner, endorser (other than for purposes of collection in the ordinary course of business of the Company), or indemnitor in respect of the obligation of any Person except for obligations and liabilities arising under Reinsurance Treaties and Retrocession Agreements to which the Company is a party or is bound. The Company is not obligated to maintain insurance for the benefit of any Person other than in the ordinary course of its insurance business.

          Section 3.27.  Bank and Other Accounts.  Schedule 3.27 sets forth a
                         -----------------------   -------------
true, correct and complete list of bank accounts, investment accounts, custodial accounts, lock-boxes and similar accounts maintained by or on behalf of the Company, including the name of each bank or other institution, account numbers and a list of signatories as to such account.

          Section 3.28.  No Misrepresentations.  Neither the representations
                         ---------------------
and warranties of Seller set forth in this

Agreement, nor any statement set forth in any of the Schedules to this Agreement or in the certificates of officers delivered to Buyer in connection herewith, contains any untrue statement of a material fact. Seller has, to the best of its Knowledge, disclosed all material facts necessary to make such representations and warranties contained herein or in any such statement not misleading in light of the circumstances under which they were made.

                                  ARTICLE IV
                    Representations and Warranties of Buyer
                    ---------------------------------------
              Buyer represents and warrants to Seller as follows:

          Section 4.1.  Execution and Delivery.  This Agreement has been duly
                        ----------------------
executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors generally and by general principles of equity.

          Section 4.2.  Consents and Approvals.  The execution and delivery by
                        ----------------------
Buyer of this Agreement, the performance by Buyer or Holdings of Buyer's obligations hereunder, and the consummation by Buyer or Holdings of the transactions contemplated hereby, do not require Buyer or Holdings to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person (including any Governmental Authority) other than the Delaware Insurance Department. Buyer has no Knowledge of any fact or circumstance related to the conduct, financial condition or performance of Buyer or Holdings, if and when applicable, or the personal history or conduct of any officer, director or shareholder of Buyer or Holdings, if and when applicable, which would be a basis for the Delaware Insurance Department, or any other Governmental Authority, to deny or withhold approval of any such consent, approval or action.

          Section 4.3.  Organization, Standing and Authority of Buyer.  (a)
                        ---------------------------------------------
Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted.

          (b) In the event that Scottish Annuity & Life Insurance Company (Cayman) Ltd. designates Holdings as Buyer of the Shares, at the Closing Date Holdings will be a corporation that is duly organized and validly existing under the laws of the State of Delaware, and will have all requisite power and authority to own, lease and operate its assets, properties and business, and will be authorized to carry out the transactions contemplated hereby.

          Section 4.4.  Brokerage.  No broker or finder other than Fletcher
                        ---------
Financial, Inc. has acted directly or indirectly for Buyer or Holdings, and neither Buyer nor Holdings has taken any action in connection with this Agreement or the transactions contemplated hereby so as to give rise to any valid claim against any party to this Agreement or the Company for any brokerage, finder's fee or other commission or compensation.

          Section 4.5.  Investment Intent.  Buyer or Holdings is purchasing the
                        -----------------
Shares for its own account for investment and with no present intention of distributing or reselling such Shares or any part thereof. Neither Buyer nor Holdings shall transfer or otherwise dispose of any of the Shares, or any interest therein, in such manner as to violate any registration provision of the Securities Act of 1933, as amended, or any applicable state securities law regulating the disposition thereof. Buyer shall place legends on the new share certificates in connection with the transfer of the Shares providing notice of the restrictions described in the preceding sentence.

          Section 4.6.  No Breach.  The execution, delivery and performance of
                        ---------
this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof will not (i) violate any provision of the Charter, By-Laws or other charter or organizational document of Buyer or Holdings; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Buyer or Holdings is a party or by or to which Buyer or Holdings or any of their respective assets or properties may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any arbitrator or Governmental Authority against, or binding upon, Buyer or Holdings or any agreement with, or condition imposed by, any Governmental Authority binding upon Buyer or Holdings or upon the securities, assets or business of Buyer or Holdings; or (iv) to the Knowledge of Buyer or Holdings, violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Buyer or Holdings, or to the securities, properties or business of Buyer or Holdings.

          Section 4.7.  Actions and Proceedings.  (a) There are no outstanding
                        -----------------------
orders, judgments, injunctions, awards or decrees of any Governmental Authority or arbitration tribunal against or naming Buyer or Holdings, or any of the directors, officers or employees of Buyer or Holdings in their capacity as such, in any such case which could reasonably be expected to have a Material Adverse Effect on the performance by Buyer or Holdings of their respective obligations under this Agreement; and (b) there are no actions, suits or claims or legal, administrative or arbitration proceedings against or investigations of, or, to the Knowledge of Buyer or Holdings, threatened against or involving, Buyer or Holdings or any of their respective directors, officers, employees, properties or assets, except for actions, suits, claims, proceedings or investigations that, if adversely determined, would not have a Material Adverse Effect on the performance by Buyer or Holdings of their respective obligations under this Agreement (including without limitation the obtaining of any consent, approval or action from the Delaware Insurance Department).

          Section 4.8.  Funds Available.  Buyer or Holdings, as the case may
                        ---------------
be, will have sufficient funds to enable it to make the payments contemplated by Sections 2.2 and 2.3.

          Section 4.9.  Compliance with Laws.  (a)  Buyer and Holdings have
                        --------------------
complied in all material respects (or will comply within the applicable statutory or grace period provided) with all laws, regulations, licensing requirements and orders applicable to it or to the operation of its business (including without limitation obtaining and effecting all Permits necessary for the ownership and conduct of its businesses), and no noncompliance therewith, whether or not material, will have or is reasonably likely to result in a Material Adverse Effect on Buyer. Buyer and Holdings, if and when applicable, has filed with or submitted to the Insurance Department of each state in which it is authorized to conduct business all reports, statements, documents, filings, registrations or submissions required to be filed by it so that it is in compliance in all material respects with the requirements of such Insurance Department. All such material so filed was in substantial compliance with applicable laws when filed (or as of the date amended), and no material deficiencies have been asserted by any Insurance Department with respect to such material that have not been satisfied. All Permits used by Buyer or Holdings, if and when applicable, in connection with its business are in full force and effect. During the five years preceding the date hereof, Buyer has not been subject to any proceeding or investigation to revoke or suspend, or materially limit or restrict, any of its insurance licenses, nor has any such insurance license been revoked or suspended.

          (b)  Buyer or Holdings, if and when applicable, is not in violation of
(i) any applicable order, judgment, injunction, award or decree, or (ii) any federal, state, local or foreign law, ordinance or regulation or any other requirement of any Governmental Authority, court or arbitrator applicable to any of its businesses, except for violations which alone or in the aggregate do not have, and could not reasonably be expected to have, a Material Adverse Effect on Buyer or Holdings; and Buyer

(and Holdings) has not received notice that any such violation is being alleged.

          Section 4.10. Ratings.  As of the date of this Agreement, Buyer is
                        -------
rated "A-" by A.M. Best & Co. and "A" by Duff & Phelps Credit Rating Co.

                                   ARTICLE V

                           Covenants and Agreements
                           ------------------------
                  The parties covenant and agree as follows:

          Section 5.1.  Conduct of Business; Termination of Retrocession
                        ------------------------------------------------
Agreements.  (a)  From the date hereof through the Closing Date, the Company
----------
shall, and Seller shall cause the Company to, discontinue the writing of new business of any type and, except as otherwise provided herein, to administer its existing business substantially in the manner in which it is presently administered. Except with the prior written consent of Buyer, or as required by the Delaware Insurance Department, the Company shall not make any change to any valuation basis or method or any reserving practices or procedures.

          (b) Prior to the Closing Date the Company shall, and Seller shall cause the Company to, recapture all Retrocession Agreements relating to Reinsurance Treaties listed on Schedule 2.2.
                               ------------

          (c) Prior to the Closing Date the Company shall, and Seller shall cause the Company to, recapture Reinsurance Treaty 862A with the ADRUS pool. The Company shall, and Seller shall cause the Company to, exercise commercially reasonable best efforts to recapture Reinsurance Treaty 173D with Life Reassurance Inc. (formerly General Re).

          Section 5.2.  Employees; Severance.  (a)  From the date hereof
                        --------------------
through the Closing Date, the Company shall, and Seller shall cause the Company to, employ or retain independent contractors sufficient to conduct the business of the Company in the ordinary course.

          (b) The Company shall pay or accrue, prior to the Closing Date, any and all liabilities or costs associated with (i) such employment of employees and such engagement of consultants and (ii) the termination of the employment of employees of the Company, including without limitation salary, severance pay, deferred compensation, continuing participation in Plans and similar liabilities and costs. All such liabilities shall be reflected on the Closing Balance Sheet and the Final Balance Sheet as reductions in Capital and Surplus.

          Section 5.3.  Consultation.  From the date hereof through the Closing
                        ------------
Date, the Company shall, and Seller shall cause the Company to, consult with Buyer prior to consenting to any changes to interest credited under any Reinsurance Treaty to which it is a party, to the extent the Company's permission is required under any such treaty.

          Section 5.4.  Investments.   The Company shall maintain, and Seller
                        -----------
shall cause the Company to maintain, all of its investments either in United States Treasury obligations or in compliance with its current investment guidelines, which are set forth in Exhibit A attached hereto (the "Investment
                                   ---------
Guidelines"), unless otherwise consented to in writing by Buyer, which consent shall not be unreasonably withheld.

          Section 5.5.  No Distributions.  From the date hereof through the
                        ----------------
Closing Date, Seller shall cause the Company not to distribute any of the Company's profits, income or losses (whether to Seller, to any partner or Affiliate of Seller or to any other party) except for the dividend of up to $15,000,000 by the Company to Seller.

          Section 5.6.  Pre-Closing Maintenance of Insurance.  From the date
                        ------------------------------------
hereof through the Closing Date, the insurance polices set forth on Schedule
                                                                    --------
3.19 shall continue in full force and effect, except to the extent that they may
----
be replaced with materially equivalent policies appropriate to insure the assets, properties and businesses of the Company to the same extent as currently insured or as set forth on Schedule 3.19.
                           -------------

          Section 5.7.  Preservation of Permits.  From the date hereof through
                        -----------------------
the Closing Date, Seller shall cause the Company to preserve its insurance licenses and other Permits in full force and effect.

          Section 5.8.  Litigation.  (a)  From the date hereof through the
                        ----------
Closing Date, Seller shall notify Buyer promptly of any actions or proceedings of the type required to be described in Section 3.14 that, from the date hereof, are commenced or, to the best of its Knowledge, threatened against the Company, or against any material properties or assets of the Company, or against any officer or director of the Company with respect to its affairs, and of any requests for additional information or documentary materials by any Governmental Authority in connection with the transactions contemplated hereby.

          (b) From the date hereof through the Closing Date, Buyer shall notify Seller promptly of any actions or proceedings of the type required to be described in Section 4.7 that, from the date hereof, are commenced or, to the best of its Knowledge, threatened against Buyer, or against any material properties or assets of Buyer, or against any officer or director of Buyer with respect to its affairs, and of any requests for additional information or documentary materials by any Governmental Authority in connection with the transactions contemplated hereby.

          Section 5.9.  Corporate Examinations and Investigations.  Prior to
                        -----------------------------------------
the Closing Date, Buyer shall be entitled, through its employees and representatives, to make such reasonable investigation of the assets, Liabilities, financial condition, properties, business and operations of the Company as Buyer may reasonably deem necessary or appropriate, and for such purposes to have reasonable access to the books, records, contracts and facilities of the Company, and reasonable access to the personnel and consulting actuaries of the Company, including without limitation an examination of the corporate records and minute books, financial statements and projections, actuarial reports, insurance department filings, reports and examinations, summaries of claims and pending litigation, tax returns, accounting and actuarial methods, records and operations of third party administrators, reinsurance agreements, computer systems, analysis of investment portfolio, insurance in force, business plans and prospects, in each case wherever located, of the Company. Any such investigation, access and examination shall be conducted during regular business hours upon reasonable prior notice and under other reasonable circumstances, and the Company and its employees and representatives, including without limitation its counsel and independent public accountants, shall cooperate reasonably with such employees and representatives in connection with such investigation, access and examination. Except as required in connection with any disclosure that either party is required to make in a filing with any Governmental

Authority or pursuant to any other applicable law, any information which any party has provided or will provide to any other party, or its agents and representatives, at any time in connection with the transactions contemplated by this Agreement shall be treated as confidential material, provided that such information need not be treated as confidential material if it (i) is generally available to the public or becomes generally available to the public other than as a result of a disclosure by the receiving party or its agents or representatives, (ii) was available to the receiving party prior to its disclosure to the receiving party by the party (or its agents) providing such information, or (iii) becomes available to the receiving party from a source other than the party (or its agents) providing such information, provided that such source is not bound by a confidentiality agreement or other confidential obligation with respect to such information.

          Section 5.10.  Acquisition Proposals.  From the date hereof through
                         ---------------------
the Closing Date, neither Seller, nor the Company, nor any of the officers, directors, Affiliates, employees, representatives or agents of either of Seller or the Company shall, directly or indirectly, solicit, initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, or enter into any agreement with any Person or group of Persons (other than Buyer) concerning any acquisition of a substantial equity interest in, or in a merger, consolidation, liquidation, dissolution or disposition of assets (other than in the ordinary course of business) of the Company, or any disposition of any of the securities of the Company (other than in the ordinary course of business (including sales of investment securities in its investment portfolio) or as otherwise contemplated by this Agreement) (each, an "Acquisition Proposal"), or assist or participate in, facilitate or encourage any effort or attempt by any other Person to do or seek to do any of the foregoing.

          Section 5.11.  State Insurance and Other Regulatory Approvals.  (a)
                         ----------------------------------------------
Buyer shall take all reasonable steps necessary or appropriate, and shall use its best efforts, to obtain as promptly as practicable all necessary approvals, authorizations and consents of Governmental Authorities required to be obtained by Buyer to consummate the transactions contemplated hereby, including without limitation all applicable state insurance regulatory approvals. Without limiting the foregoing, such reasonable steps and best efforts shall be directed to obtain all such Governmental Authority approvals, authorizations and consents by September 30, 1999. Buyer shall file a Form A application with the Delaware Insurance Department, and all other applications and requests for consents or authorization with any other Insurance Department which are required to consummate the transactions contemplated hereby, within twenty (20) days after the date of this Agreement. In connection with its Form A application with the Delaware Insurance Department, Buyer shall provide all information required by the Delaware Insurance Department consistent with Delaware law.

          (b) Seller shall, and shall cause the Company to, cooperate with Buyer to the fullest extent practicable in seeking to obtain all such approvals, authorizations and consents, and shall provide, and shall cause the Company to provide, such information and communications to Governmental Authorities (including without limitation applicable insurance regulators) as such bodies or Buyer may reasonably request in connection therewith. Seller will, and will cause the Company to, cooperate generally with Buyer, and Buyer will cooperate with Seller and the Company, in connection with the consummation of the transactions contemplated hereby, including without limitation cooperation in determining which approvals, authorizations and consents are required to be obtained prior to the Closing Date. Seller and Buyer shall jointly contact and interact with the Delaware Insurance Department concerning the prosecution of the application for approval of the transactions contemplated hereby. Seller and Buyer will keep each other advised of all material developments in the prosecution of such application.

          Section 5.12.  Hart-Scott-Rodino. (a) Seller shall promptly take all
                         -----------------
action as may be necessary to make the applicable filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules of the Federal Trade Commission thereunder (collectively, the "H-S-R Act") and to comply at the earliest practicable date with any request for additional information received by it from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice ("Justice") pursuant to the H-S-R Act and shall use all reasonable efforts to assist Buyer in making required filings and shall request early termination of the applicable waiting period under the H-S-R Act.

          (b) Buyer shall promptly take all action, including the payment of required fees, as may be necessary to make applicable filings required under the H-S-R Act and to comply at the earliest practicable date with any request for additional information received by it from the FTC or Justice pursuant to the H-S-R Act and shall use all reasonable efforts to assist Seller in making required filings and shall request early termination of the applicable waiting period under the H-S-R Act.

          Section 5.13.  Expenses. Except as otherwise specifically provided
                         --------
herein, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation all fees and expenses of agents, representatives, counsel, actuaries and accountants.

          Section 5.14.  Further Assurances. Each of the parties shall execute
                         ------------------
such documents and take such further actions as may be reasonably required or reasonably appropriate to carry out the provisions hereof and the transactions contemplated hereby, provided that after the Closing such execution and other actions shall be at Buyer's expense.

          Section 5.15.  Notification. Seller agrees to promptly notify Buyer in
                         ------------
writing of any inaccuracy or misrepresentation in any material respect made by Seller in this Agreement which becomes Known to it prior to the Closing Date. Seller shall promptly notify Buyer of any event, condition or circumstance occurring from the date hereof through the Closing Date which becomes Known to it that would constitute a violation or breach of this Agreement by Seller in any material respect. Buyer agrees to promptly notify Seller in writing of any inaccuracy or misrepresentation in any material respect made by Buyer in this Agreement which becomes Known to it prior to the Closing Date. Buyer shall promptly notify Seller of any event, condition or circumstance occurring from the date hereof through the Closing Date which becomes Known to it that would constitute a violation or breach of this Agreement by Buyer in any material respect. At any time prior to five (5) Business Days preceding the Closing, Seller may update or supplement the Schedules to this Agreement by written notice to Buyer to reflect any change or event that occurs after the date of this Agreement or to otherwise correct or amend any such Schedule. Any such supplement or amendment to any such Schedule (a) shall be effective for the purpose of determining the satisfaction of the conditions set forth in Section 6.1, but (b) shall not be effective for the purposes of Section 9.1; provided that, if any such supplement or amendment discloses an event, change, condition, fact or effect that would have, or be likely to have, a Material Adverse Effect on the Company, then unless such material change has been cured by Seller within the grace period provided for therein, Buyer shall have the right to terminate this Agreement pursuant to Section 11.1(iv).

          Section 5.16.  Performance of Conditions. Seller shall use, and shall
                         -------------------------
cause the Company to use, its best efforts to effect as promptly as practicable the completion of the conditions required to be obtained in order for Buyer and Seller to consummate the transactions contemplated hereby, including all conditions set forth in Article VI. Buyer shall use its best efforts to effect as promptly as practicable the completion of the conditions required to be obtained in order for Seller and

Buyer to consummate the transactions contemplated hereby, including all conditions set forth in Article VII.

          Section 5.17.  Designation of Holdings. (a) In the event that Scottish
                         -----------------------
Annuity & Life Insurance Company (Cayman) Ltd. designates Holdings as Buyer of the Shares, the Form A application and other applications made pursuant to
Section 5.11 shall be amended, to the extent necessary, to include both Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Holdings as applicants. Scottish Annuity & Life Insurance Company (Cayman) Ltd. agrees to cause Holdings to become bound by the rights and obligations of Buyer under this Agreement and to become jointly and severally liable with Scottish Annuity & Life Insurance Company (Cayman) Ltd. for all of the obligations and liabilities of Buyer hereunder. Prior to the Closing Date Buyer will cause Holdings to enter into an agreement to such effect in a form prepared by Seller and reasonably acceptable to Buyer, which agreement shall contain representations and warranties of Holdings identical in substance to the representations and warranties of Buyer under Article IV. Said agreement shall be deemed to be an integral part of this Agreement and Holdings shall be subject to the provisions of Article IX with respect to its representations, warranties and covenants in said agreement.

          (b) The designation of Holdings as Buyer under this Agreement shall not relieve Scottish Annuity & Life Insurance

Company (Cayman) Ltd. from any representations, warranties, covenants and liabilities as Buyer under this Agreement and it shall remain jointly and severally liable with Holdings as Buyer hereunder.

          Section 5.18.  Post-execution Claims Less Than $750,000. If after the
                         ----------------------------------------
date hereof through the Closing Post-execution Claims in an aggregate amount of less than $750,000 (calculated prior to the Closing in accordance with generally accepted actuarial principles as promptly as practicable after such Post-execution Claim has been asserted or threatened) shall have been asserted or, to the Knowledge of Seller, threatened, then the liability of Seller to the Company, Buyer or any other Person under this Agreement or otherwise for such Post-execution Claims shall equal such actuarially determined amount of such Post-execution Claims (whether or not the actual liability incurred by the Company or Buyer with respect to such Post-execution Claims is greater or less than the actuarially determined amount calculated pursuant to this Section 5.18), provided that if Seller disagrees with the calculation (in accordance with generally accepted actuarial principles) of the amount of any Post-execution Claim pursuant to this Section 5.18, Seller may, in a writing delivered to Buyer prior to the Closing, indemnify Buyer pursuant to Section 9.1(e) for such Post-execution Claim and Seller shall be deemed to have waived the limitation on its liability for such Post-execution Claim pursuant to this Section 5.18. If Post-execution Claims equal or exceed in the aggregate $750,000, this Section 5.18 shall not be applicable to such Post-execution Claims and Section 7.6 shall be applicable instead.


                                  ARTICLE VI

           Conditions Precedent to the Obligation of Buyer to Close
           --------------------------------------------------------

          The obligation of Buyer to enter into and complete the Closing is subject, at Buyer's option acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

          Section 6.1.  Representations and Covenants. The representations and
                        -----------------------------
warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period. Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date. Seller shall have delivered to Buyer a certificate, dated the Closing Date, and signed by an executive officer of Seller, to the foregoing effect.

          Section 6.2.  Litigation. There shall be no action or proceeding,
                        ----------
actual, pending or threatened, by any Person before any court or other Governmental Authority to restrain, prohibit, modify, prevent or make illegal the carrying out of the transactions contemplated hereby, or seeking damages in connection with such transactions, or having or being reasonably likely to have a Material Adverse Effect on the Company.

          Section 6.3.  Corporate Action. Buyer shall have received: (i) a copy
                        ----------------
of the resolution or resolutions duly adopted by the general partner of Seller authorizing the execution, delivery and performance of this Agreement, certified by the corporate secretary of such general partner; (ii) a certificate of an authorized representative of Seller as to the incumbency and signatures of the representatives of Seller who execute this Agreement; (iii) a copy of the Charter, as amended, of the Company, certified by the Delaware Secretary of State as of a date not more than 30 days prior to the Closing Date; (iv) a copy of the By-Laws of the Company as in effect on the Closing Date, certified by the corporate secretary of the Company.

          Section 6.4.  Plans. Buyer shall have received written evidence in
                        -----
such form as is reasonably acceptable to

Buyer that (i) the participation of the current employees of the Company, and former employees of the Company who terminated employment with the Company after December 31, 1998, in all Plans has been terminated (other than as specified in Section 3.18), (ii) that all accrued benefits of such employees and former employees have been paid or otherwise discharged, all in accordance with Section 5.2, and (iii) that all liabilities due and payable, and all filings due, on or prior to the Closing with respect to the Plans (including without limitation any excise tax liability under Code section 4972 with respect to nondeductible contributions and any filing with respect to such contributions or tax) have been paid and filed.

          Section 6.5.  Governmental Consents. All approvals, authorizations and
                        ---------------------
consents from Governmental Authorities required for the transactions contemplated by this Agreement (including without limitation the approval of the Commissioner with respect to the purchase of the Shares) shall have been obtained and shall be in full force and effect and without conditions or limitations reasonably unacceptable to Buyer, and Buyer shall have been furnished with appropriate written evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations and consents. The waiting period required by any Governmental Authority shall have expired.

          Section 6.6.  Third-Party Consents. All material consents and
                        --------------------
approvals from parties to contracts or other agreements with the Company or with Seller that may be required in connection with the performance by Seller of its obligations under this Agreement (all of which consents and approvals are set forth on Schedule 3.2), shall have been obtained.
         ------------

          Section 6.7.  Opinion of Counsel to Seller. Buyer shall have received
                        ----------------------------
the opinion of counsel to Seller, dated the date of the Closing and addressed to Buyer, in customary form which is reasonably acceptable to Buyer.

          Section 6.8.  Investment Portfolio. Buyer shall have received a
                        --------------------
certificate by the chief financial officer of Seller, or another executive officer serving in that capacity, containing a list of the investments of the Company as of the Closing Date, and a certificate from each custodian utilized by the Company containing a list of the investments of the Company held by such custodian, dated not more than three Business Days prior to the Closing Date. All books and records relating to the investments of the Company and all evidences of investments of the Company (whether held by investment advisors, custodians or otherwise) shall be delivered to Buyer, other than statutory deposits.

          Section 6.9.  Resignation of Officers and Directors. Each officer and
                        -------------------------------------
director of the Company shall have resigned, effective as of the Closing Date.

          Section 6.10. Additional Security. Seller shall have provided Buyer
                        -------------------
with an unconditional, clean and irrevocable letter of credit issued by a national banking association in good standing, in a form satisfactory to Buyer in its reasonable discretion, for the benefit of the Company, in the amount of $5,830,000. Such letter of credit shall remain in effect until such time as Buyer no longer has the right to seek indemnification under Section 9.1(d). Buyer shall have the right to draw on such letter of credit in the event that any indemnification obligation of Seller under Section 9.1(d) shall not have been paid by Seller within thirty (30) days after the day on which a Loss indemnified under Section 9.1(d) shall become final and determinable, provided that such drawdown shall not exceed the amount of the Loss attributable to one or more of the matters identified in such Section 9.1(d) (the "Specified Claims"), provided further Buyer may only draw down the letter of credit in an amount equal to the amount that any such Loss with respect to a Specified Claim exceeds the Company's reserve for such Specified Claim set forth on the Company's Insurance Annual Statement for the year ended December 31, 1998 (provided that such reserve shall have been taken into account in determining the Purchase Price), and provided further that Buyer shall be permitted to draw down on the entire amount of the letter of credit in the event that the issuing bank notifies Buyer pursuant to an evergreen clause that such letter of credit is to be terminated prior to the expiration of Buyer's right to seek indemnification under Section 9.1(d). At such time as any of the matters giving rise to indemnification for a Specified Claim under Section 9.1(d) are finally resolved by payment, settlement, termination of the relevant statute of limitations or otherwise, and no amount remains due Buyer with respect to such Specified Claim, Seller shall be permitted to reduce the amount of the letter of credit in an amount equal to (a) the maximum indemnification amount for such Specified Claim, which shall be deemed to be the following:

     (i)  for the Reinsurance Company of Hanover block, $580,000;

    (ii)  for the American Mid-States Life Insurance insolvency, $5,000,000; and

   (iii)  for the George Washington Life Insurance Company insolvency, $250,000,

minus (b) any amounts previously drawn under such letter of credit with respect to such Specified Claim. If prior to the Closing the reserve for a Specified Claim is increased by the Company over the reserve for such Specified Claim (if any) that is included in the Insurance Annual Statement for the year ended December 31, 1998, such increased amount shall not be treated as a Liability as of the Computation Date and the Purchase Price shall not be reduced therefor, and Seller's obligation to indemnify Buyer with respect to any Specified Claim shall not be reduced by the amount of any such reserve. After the Closing Buyer agrees to give Seller prompt written notice of any requirement to post additional reserves for a Specified Claim, or any written communication requesting the same from any Governmental Authority, when the Company or Buyer first has Knowledge of such requirement or written communication.

          Section 6.11. Reinsurance Receivable. The reinsurance receivable from
                        ----------------------
miscellaneous sources set forth on Schedule 6.11 and shown on the Company's
                                   -------------
Insurance Quarterly Statement for the period ending on March 31, 1999 in the amount of $307,924 shall have been recovered in full or to the extent not recovered, the Closing Balance Sheet shall reflect the assignment of such receivable to Seller (and the resulting decrease in the Capital and Surplus).

                                  ARTICLE VII

           Conditions Precedent to the Obligations of Seller to Close
           ----------------------------------------------------------

          The obligation of Seller to enter into and complete the Closing is subject, at Seller's option acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment of the following conditions, any one or more of which may be waived, to the extent permitted by law:

          Section 7.1.  Representations and Covenants. The representations and
                        -----------------------------
warranties of Buyer and Holdings, if and when applicable, contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Buyer and Holdings shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Buyer and Holdings shall have delivered to Seller a certificate, dated the Closing Date, and signed by an executive officer of Buyer and Holdings, to the foregoing effect.

          Section 7.2.  Litigation. There shall be no action or proceeding,
                        ----------
actual, pending or threatened, by any Person before any court or other Governmental Authority to restrain, prohibit, modify, prevent or make illegal the carrying out of the transactions contemplated hereby, or seeking damages in connection with such transactions, or having or being reasonably likely to have a Material Adverse Effect on Buyer or Holdings.

          Section 7.3.  Corporate Action. Seller shall have received: (i) a copy
                        ----------------
of the resolution or resolutions duly adopted by the board of directors of Buyer and Holdings authorizing the execution, delivery and performance of this Agreement by Buyer and Holdings, certified by its corporate secretary; and (ii) a certificate of the secretary of Buyer and Holdings as to the incumbency and signatures of the officers of Buyer and Holdings who execute this Agreement.

          Section 7.4.  Governmental Approvals. All approvals, authorizations
                        ----------------------
and consents from any Governmental Authority required for the transactions contemplated by this Agreement (including without limitation the approval of the Commissioner with respect to the purchase and sale of the Shares), and all required approvals by any other Governmental Authority, shall have been obtained and shall be in full force and effect without conditions or limitations reasonably unacceptable to Seller, and Seller shall have been furnished with appropriate written evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations and consents. The waiting period required by any Governmental Authority shall have expired.

          Section 7.5.  Opinion of Counsel to Buyer and Holdings. Seller shall
                        ----------------------------------------
have received the opinion of the counsel to Buyer and Holdings (if Holdings has been designated to purchase the Shares), dated the date of the Closing and addressed to Seller, in customary form which is reasonably acceptable to Seller.

          Section 7.6.  Absence of Material New Claims. No new claims (each a
                        ------------------------------
"Post-execution Claim") shall have been asserted or, to the Knowledge of Seller, threatened against the Company arising out of any Reinsurance Treaty or Retrocession Agreement which is not Known or reserved against by the Company on the date hereof which equal or exceed, in the aggregate, $750,000 (for the purposes of this Section 7.6 and Section 5.18 the amount of each such Post-execution Claim shall be calculated prior to the Closing in accordance with generally accepted actuarial principles as promptly as practicable after such Post-execution Claim has been asserted or threatened); provided that (a) Seller shall be deemed to have waived this condition if prior to the Closing Buyer agrees, in a writing reasonably acceptable in form to Seller, that all Liabilities and Losses arising from such Post-execution Claims in excess of such aggregate amount shall not be considered a Liability or Loss of the Company for purposes of this Agreement, including, without limitation, the calculation of the Purchase Price and for purposes of determining indemnification amounts pursuant to Section 9.1, (b) if Seller is so deemed to have waived this condition, the maximum liability of Seller to the Company, Buyer or any other Person under this Agreement or otherwise for such Post-execution Claims shall be $750,000, less the actuarially determined amount of any claim assumed by Seller under the following Section 7.6(c), whether or not the actual Liability or Loss incurred by the Company or Buyer with respect to such Post-execution Claims is greater or less than the actuarially determined amount calculated pursuant to this Section 7.6; and (c) if Seller disagrees with the calculation (in accordance with generally accepted actuarial principles) of the amount of any Post-execution Claim pursuant to this Section 7.6, Seller may, in a writing delivered to Buyer prior to the Closing, indemnify Buyer pursuant to Section 9.1(e) for such Post-execution Claim and Seller shall be deemed to have waived this condition with respect to such Post-execution Claim and the Purchase Price shall not be reduced by reason of such Post-execution Claim (including any reserve or Liability represented thereby). The parties agree that if Post-execution Claims are in the aggregate less than $750,000, Seller's liability therefor shall be governed by Section 5.18.

                                 ARTICLE VIII

                  Survival of Representations and Warranties
                  ------------------------------------------

          Section 8.1.  Survival of Representations and Warranties.
                        ------------------------------------------
Notwithstanding any right of Buyer to fully investigate the affairs of the Company, or any right of Seller to fully investigate the accuracy of the representations and warranties of Buyer, and notwithstanding any Knowledge of facts determined or determinable by Buyer or Seller pursuant to such investigation or right of investigation, each of Buyer and Seller has the right to rely fully upon the representations, warranties, covenants and agreements of the other party hereto contained in this Agreement. All such representations, warranties, covenants and agreements shall survive the Closing but shall terminate on April 30, 2001, except (i) as to matters as to which the indemnified party has given written notice of a claim for indemnification on or prior to such termination date in the manner specified in Section 9.1 or Section 9.2, as applicable and (ii) as to the representations and warranties of Seller contained in Section 3.6 and in Section 10.1, which shall survive the Closing until the expiration of the applicable statute of limitations period for any claims made by third parties against the Company or Buyer or any of their Affiliates in respect of the matters referred to in such Sections (including any extensions of such statutes of limitation) and, in the event of any valid claims made within such applicable statute of limitations, until a date twenty (20) Business Days following the receipt by the

Company or Buyer or any such Affiliate of written notice of such claim, and
(iii) as to each matter referred to in Section 9.1(d), the earlier of (A) the fifth anniversary of the Closing Date and (B) ninety (90) days following the day on which the Company receives notice from its attorney stating that each such matter referred to in Section 9.1(d) has been finally resolved by judgment, settlement or otherwise (including without limitation due to the expiration of the applicable statute of limitations period for bringing claims with respect to such matters).

                                  ARTICLE IX

                                Indemnification
                                ---------------

          Section 9.1.  Seller's Obligation to Indemnify. Seller agrees to
                        --------------------------------
indemnify, defend and hold harmless Buyer (and its directors, officers, employees, Affiliates and permitted assigns) from and against all Losses incurred by Buyer or the Company based upon, or arising out of:

          (a) Seller's failure to perform its obligations under Article X;

          (b) Seller's failure to perform its obligations under Section 3.18;

          (c) any inaccuracy in, or any breach of, any representation, warranty, covenant or agreement of Seller contained herein or in any certificate or Schedule delivered to Buyer in connection herewith to the extent that such Losses exceed the sum of $100,000 in the aggregate;

          (d) subject to the other provisions of this Agreement, any and all Losses, on a first dollar basis, in excess of the reserves therefor maintained by the Company as of the Computation Date (provided that such reserves shall have been taken into account in determining the Purchase Price), attributable to any and all (i) claims arising in connection with the American Mid-States Life Insurance Company insolvency, (ii) claims relating to a reserve deficiency under that certain stop-loss reinsurance treaty with Reinsurance Company of Hanover, and (iii) claims arising in connection with the insolvency of George Washington Life Insurance Company; and

          (e) Post-execution Claims Seller chooses to indemnify Buyer for pursuant to clause (c) of the proviso of Section 7.6 or pursuant to the proviso of Section 5.18.

Promptly after receipt by Buyer of notice of any demand, claim or circumstances which may give rise to Losses or the commencement (or threatened commencement) of any action, proceeding or investigation that may result in Losses (any of the foregoing being defined as an "Asserted Liability"), Buyer shall give notice thereof to Seller, describing in reasonable detail the Asserted Liability and the specific circumstances thereof, indicating the reasonably anticipated amount of the Losses that have been or may be suffered by Buyer, and specifying the provision or provisions of this Agreement that such Asserted Liability relates to. Notwithstanding anything to the contrary contained in this Agreement, the maximum liability of Seller for indemnification claims under Section 9.1(c) shall be $5,000,000, and Seller shall not be liable under Section 9.1(c) or otherwise with respect to any Loss arising from claims incurred but not reported to the Company arising under any Reinsurance Treaty, Retrocession Agreement or other reinsurance obligation of the Company.

          Section 9.2.  Buyer's Obligation to Indemnify. Buyer agrees to
                        -------------------------------
indemnify, defend and hold harmless Seller (and its directors, officers, employees, Affiliates and permitted assigns) from and against all Losses based upon or arising out of any inaccuracy in, or any breach of, any representation, warranty, covenant or agreement of Buyer contained herein or in any certificate or Schedule delivered by Buyer in connection herewith. Promptly after receipt by Seller of notice of any demand, claim or circumstances which, with the lapse of time, would give rise to a Loss or to an Asserted Liability that may result in a Loss, Seller shall give notice thereof to Buyer, describing in reasonable detail the Asserted Liability and the specific circumstances thereof, indicating the reasonably anticipated amount of the Losses that have been or may be suffered by Seller, and specifying the provision or provisions of this Agreement that such Asserted Liability relates to.

          Section 9.3.  Exclusivity of Remedy; Claims Procedure. (a) Except as
                        ---------------------------------------
to fraud, the provisions of this Article IX shall be the sole and exclusive remedy of Buyer for Losses arising out of, resulting from or incurred in connection with any inaccuracy, failure or breach of Seller's representations, warranties, covenants or agreements contained herein or in any Schedule, certificate, instrument or document delivered pursuant to or in connection with this Agreement.

          (b) In the case of any claim for indemnification under Section 9.1 or
9.2 arising from a claim of a third party (each a "Third Party Claim"), an indemnified party shall give prompt written notice to the indemnifying party of any claim or demand of which such indemnified party has Knowledge and as to which it may request indemnification hereunder. With respect to indemnification claims asserted by Buyer with respect to a Specified Claim or to a Post-execution Claim for which Seller has chosen to indemnify Buyer pursuant to clause (c) of the proviso of Section 7.6 or pursuant to the proviso of Section 5.18, Seller shall be the indemnifying party and have the rights of the indemnifying party with respect to such Specified Claim or such Post-execution Claim pursuant to this Section 9.3. The indemnifying party shall have the right to defend and direct the defense against any Third Party Claim, in its name or in the name of the indemnified party, as the case may be, at the expense of the indemnifying party, and with counsel selected by the indemnifying party, subject to the consent of the indemnified party which shall not be unreasonably withheld. The indemnifying party shall have the right to settle any Third Party Claim, provided that such settlement shall be subject to the consent of the indemnified party, which shall not be unreasonably withheld, but such right to consent of the indemnified party shall not apply to any settlement of a Specified Claim so long as the settlement amount is limited to monetary damages and does not exceed the sum of the reserve for such Specified Claim (if any) maintained by the Company and the principal balance of the letter of credit attributable to such Specified Claim as set forth in Section 6.10. The indemnified party shall cooperate with the indemnifying party and keep the indemnifying party fully informed with respect to the defense of any such Third Party Claim. The indemnified party shall have the right to participate in the defense of any Third Party Claim with counsel employed at its own expense. If the indemnifying party exercises its right to assume the defense of a Third Party Claim, then the indemnifying party shall have no indemnification obligations with respect to any Third Party Claim which shall be settled or compromised by an indemnified party without the prior written consent of the indemnifying party.

          (c) In the event that an indemnified party determines that it has a claim for Loss against an indemnifying party under Section 9.1 or 9.2 (other than as a result of a Third Party Claim or a Specified Claim), the indemnified party shall give prompt written notice thereof to the indemnifying party, specifying the amount of such claim and any relevant facts and circumstances relating thereto. The indemnified party shall provide the indemnifying party a reasonable opportunity to verify any such claim for Loss. The indemnified party and the indemnifying party shall negotiate in good faith regarding the resolution of any disputed claims for Damages.

          Section 9.4.  Retained Amount. After the Closing Seller shall not
                        ---------------
distribute to its partners, but shall continue to hold (a) at least one million dollars ($1,000,000) of the Purchase Price in a separate account or accounts, and (b) at least four million dollars ($4,000,000) of the Purchase Price in Aurora Limited Partnership (collectively, the "Retained Amount") until the third anniversary of the Closing Date in order to have assets available if Seller is required to indemnify Buyer pursuant to Section 9.1(a), (b), (c) or (e). Seller shall invest the Retained Amount, and the proceeds thereof, either in accordance with the Investment Guidelines or in any investment approved by Buyer in writing prior to Seller's making of such investment (such approval not to be unreasonably withheld). Such investment in such limited partnership is hereby approved by Buyer. Seller shall cause the aggregate amount in such separate account or accounts and such limited partnership to at all times be equal to or greater than (i) the Retained Amount, less (ii) the sum of all amounts paid to Buyer by Seller prior to such time pursuant to its indemnification obligations set forth in Sections 9.1(a), (b) and (c). Seller shall maintain a net worth greater than or equal to the Retained Amount less such sum and shall deliver to Buyer a quarterly statement of the aggregate amount held by Seller in such separate account or accounts and such limited partnership within 15 Business Days after the end of each quarter. Seller shall not dispose of or sell, or assign or pledge any interest in, any amount or investment held by Seller in such separate account or accounts or such limited partnership except (x) in accordance with the Investment Guidelines, (y) for sales to liquidate any investment, or (z) with the prior written consent of Buyer (such consent not to be unreasonably withheld). Seller shall be free to distribute to its partners all of its other assets at any time and from time to time on or after the Closing Date. Seller's partners shall not be obligated to return any amount distributed to them by Seller in conformance with the provisions of this Section 9.4.

          Section 9.5.  Indemnification Payments. All indemnification payments
                        ------------------------
made pursuant to the provisions of this Article IX shall constitute adjustments to the Purchase Price.

                                   ARTICLE X

                                     Taxes
                                     -----

          Section 10.1.  Seller's Responsibility for Tax Returns and Payment of
                         ------------------------------------------------------
Taxes. Seller represents and warrants to Buyer that (i) the Company is a life
-----
insurance company within the meaning of Section 816 of the Code, is not a member of a group of corporations that file a consolidated federal or consolidated or combined state income or franchise tax return (an "Affiliated Group"), and the balance in its Policyholders' Surplus Account (as that term is used in Section 815 of the Code) is zero; (ii) all federal, state, local, foreign and other returns and reports of Taxes required to be filed on or prior to the Computation Date with respect to either (a) the Company or (b) any Affiliated Group of which the Company was a member, have been filed in a timely manner (taking into account all extensions of due dates); (iii) the foregoing returns are correct and complete in all material respects; (iv) no adjustment relating to such returns has been proposed formally or, to the Knowledge of Seller, informally by any taxing authority, all deficiencies in any Tax asserted in writing by any taxing authority have been fully paid, settled or adequately provided for, and there is no basis for the assertion of any additional deficiency in any Tax; (v) such returns are not subject to any penalties under section 6662 of the Code relating to accuracy-related penalties or any corresponding provisions of any state, local or foreign tax law or any predecessor law; (vi) all Taxes attributable to the

Company and any Affiliated Group that included the Company that are or were required to be shown on any return as due and payable on or prior to the Computation Date (without regard to whether such Taxes have been assessed) have been timely paid or, to the extent applicable to the Company, accrued on the books of the Company (in accordance with statutory accounting practices prescribed or permitted by the Delaware Insurance Department, applied on a basis consistent with that of prior years); (vii) the federal income tax returns of the Company have been examined by the Internal Revenue Service through December 31, 1994 and there are no agreements in effect to extend the period of limitations for the assessment or collection of any Tax for which the Company or any Affiliated Group may be liable; (viii) there are no deficiencies for any Taxes proposed by any taxing authority for which the Company or any Affiliated Group that included the Company may be liable which remain unpaid; (ix) there is no pending audit or investigation with respect to any liability for Taxes for which the Company or any Affiliated Group may be liable; (x) there are no tax liens on any of the assets of the Company; (xi) the Company is not liable for any amount under any tax-sharing agreement; (xii) all Taxes related to employees have been timely paid, and no person being treated by the Company as an independent contractor constitutes an employee under the Code; (xiii) the Company is not a party to any agreement or arrangement that would result in the payment of any "excess parachute payments" within the meaning of section 280G of the Code; (xiv) no jurisdiction in which the Company does not pay Taxes has asserted in writing that Taxes are due from the Company; (xv) the Company has neither agreed to make, nor is required to make, any adjustment pursuant to section 481(a) of the Code; (xvi) except as set forth on Schedule 3.26, no power of attorney that is currently in force has been
         -------------
granted with respect to any matter relating to Taxes that could affect the Company; and (xvii) Seller has provided Buyer with a list of all income, franchise and similar Tax returns filed with respect to the Company for the taxable period ended December 31, 1997.

          Section 10.2.  Seller's Non-Foreign Status.  Seller is not a foreign
                         ---------------------------
person within the meaning of section 1445(b)(2) of the Code.

          Section 10.3.  Post-Closing Access and Cooperation. Buyer will
                         -----------------------------------
promptly afford to Seller and its representatives and agents reasonable access during normal business hours (on terms not disruptive to the business, operations or employees of Buyer or the Company) to the Company's books and records pertaining to periods prior to or ending on the Computation Date for the purpose of obtaining information relating to periods prior to the Computation Date, to the extent such access is necessary: (a) to complete any Tax or other regulatory filings to be made by Seller after the Computation Date; (b) to prosecute or defend on behalf of the Company litigation controlled by Seller under Section 10.4; (c) to comply with requests made of Seller by any Tax or other regulatory authority conducting an audit, investigation or inquiry relating to the Company's activities during periods prior to or ending on the Computation Date; or (d) to satisfy any other request of Seller which is reasonable under the circumstances. Seller will hold all information provided to it pursuant to this Section 10.3 (and any information derived therefrom) in confidence and will not disclose any such information other than (i) to directors, officers, employees, and agents of Seller who need to know such information for the purposes for which it was obtained, (ii) as required by applicable law or regulation, or (iii) for the purposes set forth in Sections 10.3(a), (b) and (c) above. Buyer will hold Seller's requests for information required to permit Seller to complete any Tax or other regulatory filing, and the contents of Buyer's responses thereto, in confidence and will not disclose any such information other than (x) to directors, officers, employees, and agents of Buyer who need to know such information for the purposes for which it was requested or provided or (y) as required by applicable law or regulation.

          Section 10.4.  Actions With Respect to Taxes. Buyer and Seller shall
                         -----------------------------
promptly notify each other in writing, as applicable, upon receipt by Buyer, Seller, the Company, or any Affiliate of Buyer or the Company on the one hand, or by Seller on the other hand, of notice of (i) any pending or threatened Tax audits of, or assessments against, the Company and (ii) any pending or threatened tax audits of, or assessments against any Affiliated Group which may affect the liability of the Company for Taxes, in each case for taxable periods of the Company ending on or prior to or including the Computation Date. Seller shall have the right to control, with the participation of Buyer and the Company, any Tax audit or administrative or court proceeding relating to taxable periods of the Company ending on or prior to the Computation Date and to employ counsel of its choice at its expense; provided, however, Seller shall not enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect Buyer without the written consent of Buyer. Buyer agrees that it will cooperate, and cause the Company to cooperate, with Seller and its counsel in any aspect of any such proceeding. Notwithstanding the foregoing, Seller shall not have the right to control (or to represent either the Company or Buyer in respect of) any Tax audit, administrative or court proceeding relating to any taxable period of the Company ending after the Computation Date; however, Buyer shall not enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect Seller without the written consent of Seller. Buyer shall have the right to participate with Seller in any Tax audit or administrative or court proceeding for any taxable period ending prior to or on the Computation Date relating to an Affiliated Group (including without limitation the right to inspect books and records) to the extent that Seller has retained or has been granted such right itself with respect to such Affiliated Group.

          Section 10.5.  Tax Adjustment. Notwithstanding any other provision of
                         --------------
this Article X, any provision of Article VIII or Article IX, or any lack of Knowledge on the part of Seller or the Company on or prior to the Computation Date, if there is an Adjustment to the amount of Taxes (whether federal, state, local, foreign or otherwise) either properly paid by or reported for the Company, or which should have been paid by or reported for the Company, or for which the Company becomes liable due to being part of an Affiliated Group, for taxable periods ending on or prior to the Computation Date, Seller shall be liable for and warrants and represents that it shall pay such Adjustment and shall indemnify the Company, Buyer and Affiliates of Buyer against and hold them harmless from any such Adjustment, provided that Seller shall not be liable or otherwise responsible for any Adjustment arising from the business of the Company after the Computation Date or any actions (including elections) of the

Company or Buyer on or after the Closing or other events after the Closing.

          Section 10.6.  Post-Closing Tax Returns. Buyer will cause the Company
                         ------------------------
to (i) file a federal income tax return and any state income or franchise tax returns for the taxable period that ends on or after the Computation Date and
(ii) pay all Taxes for the period ending on (or treated pursuant to this Section
10.6 as if ended on) the Computation Date to the extent such Taxes are properly accrued on the Final Balance Sheet. The Company shall deliver to Seller for review a draft copy of such Tax returns at least twenty (20) days before the due date, including extensions, of such returns to the extent such returns have not been filed as of the execution date of this Agreement. To the extent related to matters for which Seller is responsible under this Agreement, Seller shall be entitled to comment upon and request reasonable revisions to such delivered Tax returns, so long as such comments or requests are submitted to the Company by Seller not later than ten (10) Business Days after receipt by Seller of the delivered Tax returns. The Company shall prepare and bear the expense of preparation of all Tax returns of the Company. Seller shall pay to Buyer all additional Taxes with respect to the Company in excess of the amount accrued on the Final Balance Sheet for the period ending on the Computation Date (computed in connection with the preparation of the Tax returns for the taxable period as if the Computation Date were the end of the taxable period and without taking into account (x) the business or other activities of the Company after the Computation Date, (y) any actions (including elections) of the Company or Buyer on or after the Closing or (z) other events after the Closing), and any such excess shall be treated as a claim for Loss subject to the provisions of Section 9.3(c) of this Agreement.

          Section 10.7.  Close of Company's Taxable Year. Seller and Buyer will,
                         -------------------------------
to the extent permitted by applicable law, elect with the relevant state and local taxing authority to close the taxable period of the Company on the Computation Date. In any case where applicable law does not permit the Company to close its taxable year on the Computation Date, then Taxes, if any, attributable to the taxable period of the Company that includes the Computation Date shall be allocated to (a) Seller for the period up to and including the Computation Date and (b) Buyer for the period subsequent to the Computation Date. For purposes of the preceding sentence, Taxes for the period up to and including the Computation Date shall be (i) in the case of a Tax that is not based on income or gross receipts, the total amount of such Tax for the period in question multiplied by a fraction, the numerator of which is the number of days in the period up to and including the Computation Date, and the denominator of which is the total number of days in such period, and (ii) in the case of a Tax that is based on income or gross receipts, the Tax that would be due as if the period ending on the Computation Date were the end of a taxable period and without taking into account (x) the business or other activities of the Company after the Computation Date, (y) any actions (including elections) of the Company or Buyer on or after the Closing or (z) other events after the Closing.

          Section 10.8.  Pro Forma Tax Returns  Seller will prepare and provide
                         ---------------------
to Buyer a pro forma federal income tax return and state income or franchise tax
           ---------
returns on behalf of the Company which will include the operations of the Company through the Computation Date; such pro forma returns shall be prepared
                                           ---------
in a manner consistent with past practices employed with respect to the Company. The Tax liability reflected on the pro forma returns will be determined on the
                                   ---------
basis of an interim closing of the books as of the Computation Date; such Tax liability will be reflected on the Closing Balance Sheet and the Final Balance Sheet.

                                  ARTICLE XI

                           Termination of Agreement
                           ------------------------

          Section 11.1.  Termination. This Agreement may be terminated prior
                         -----------
to the Closing as follows:

            (i) at the election of Seller, if any one or more of the conditions to its obligation to close has not been fulfilled as of September 1, 1999; provided that if Seller or Buyer has been informed in writing on or prior to September 1, 1999 by the Delaware Insurance Department that a hearing for the approval of the transactions contemplated by this Agreement will be held, and at least one notice for such hearing has been published, but the date for such hearing has been set by the Delaware Insurance Department for after September 1, 1999, then at the election of Seller, if any one or more of the conditions to its obligation to close has not been fulfilled as of October 1, 1999; provided further, however, that if such hearing has been held by October 1, 1999, then at the election of Seller, if any one or more of the conditions to its obligations to close has not been fulfilled as of November 1, 1999;

           (ii) at the election of Buyer, if any one or more of the conditions to its obligation to close has not been fulfilled as of September 1, 1999; provided that if Seller or Buyer has been informed in writing on or prior to September 1, 1999 by the Delaware Insurance Department that a hearing for the approval of the transactions contemplated by this Agreement will be held, and at least one notice for such hearing has been published, but the date for such hearing has been set by the Delaware Insurance Department for after September 1, 1999, then at the election of Buyer, if any one or more of the conditions to its obligation to close has not been fulfilled as of October 1, 1999; provided further, however, that if such hearing has been held by October 1, 1999, then at the election of Buyer, if any one or more of the conditions to its obligations to close has not been fulfilled as of November 1, 1999;

          (iii) at any time prior to the Closing Date, by mutual written consent of Seller and Buyer;

           (iv) by Buyer if there has been a material misrepresentation or material breach on the part of Seller in the representations, warranties and covenants of Seller set forth herein which, if curable, has not been cured within 10 Business Days after notice thereof by Buyer;

            (v) by Seller if there has been a material misrepresentation or material breach on the part of Buyer in the representations, warranties and covenants of Buyer set forth herein which, if curable, has not been cured within 10 Business Days after notice thereof by Seller;

           (vi) by Buyer upon delivery to Seller of a written notice if any event occurs which renders impossible the satisfaction of one or more of the conditions to Buyer's obligations contained in Article VI and noncompliance is not waived by Buyer; and

          (vii) by Seller upon delivery to Buyer of a written notice if any event occurs which renders impossible the satisfaction of one or more conditions to Seller's obligations contained in Article VII and noncompliance is not waived by Seller.

If this Agreement so terminates and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect and there shall be no liability or obligation on the part of Seller or Buyer, except as set forth in Sections 3.9, 4.4 and 5.13 and except to the extent that such termination results from the willful breach or violation by a party hereto of any of its representations, warranties, covenants or agreements set forth herein.

                                  ARTICLE XII

                                 Miscellaneous
                                 -------------

          Section 12.1.  Publicity. Except as required under applicable law,
                         ---------
from the date hereof and until the Closing Date neither Seller nor Buyer (nor their Affiliates or their representatives) shall engage in, encourage or support any publicity, release or announcement in connection with this Agreement or the transactions contemplated hereby (including without limitation to employees, policyholders or insurance agents) unless Seller and Buyer shall agree in advance on the form, timing and contents of any such publicity, release or announcement.

          Section 12.2.  Notices. Any notice or other communication required or
                         -------
permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission, sent by certified, registered or express mail, postage prepaid, or sent by a nationally recognized overnight courier service. Any such notice shall be deemed given when received and shall be addressed, as follows:

          if to Buyer to:
                    Scottish Annuity & Life Insurance
                     (Cayman) Ltd.
                    c/o Scottish Annuity & Life Holdings, Ltd.
                    5th Floor, Ugland House
                    George Town, Grand Cayman
                    Cayman Islands, BWI
                    Attention: Michael C. French

                    Fax: (345) 945-0300

          with a copy to:
                    LeBoeuf, Lamb, Greene & MacRae L.L.P.
                    125 West 55th Street
                    New York, New York 10019-4513
                    Attention: Hugh T. McCormick, Esq.

                    Fax: (212) 424-8500

          if to Seller to:
                    NRG Acquisition Partners, L.P.
                    c/o David W. Mills
                    1205 Pacific Avenue
                    Suite 203, 2nd Floor
                    Santa Cruz, California 95060
                    Fax: (831) 458-1421
          with a copy to:

                    Lowenstein Sandler, P.C.
                    65 Livingston Avenue
                    Roseland, New Jersey 07068-1791
                    Attn: Allen Levithan, Esq.
                    Fax: (973) 597-2400

Any party may, by notice given in accordance with this Section to the other parties, designate another address or Person for receipt of notices hereunder.

          Section 12.3.  Entire Agreement. This Agreement (including the
                         ----------------
Exhibits and the Schedules) contains the entire agreement between the parties with respect to the purchase of the Shares and related transactions, and supersedes all prior agreements, written or oral, with respect thereto.

          Section 12.4.  Waivers and Amendments; Non-Contractual Remedies;
                         -------------------------------------------------
Preservation of Remedies. This Agreement may be amended, superseded, cancelled,
------------------------
renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

          Section 12.5.  Governing Law. This Agreement shall be governed by and
                         -------------
construed in accordance with the laws of the State of Delaware. For purposes of this Agreement Buyer agrees to be subject to the jurisdiction of the Courts of the State of Delaware and to the federal courts sitting in the State of Delaware, and that service of process may be made on Buyer by prepaid certified mail with proof of mailing receipt validated by the U.S. Postal Service.

          Section 12.6.  Binding Effect; No Assignment; No Third- Party
                         ----------------------------------------------
Beneficiaries. This Agreement shall be binding upon and inure to the benefit of
-------------
the parties and their respective successors and permitted assigns. Neither this Agreement, nor any right hereunder, may be assigned by any party without the prior written consent of the other party hereto. Nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto and the other Persons referred to in Article IX, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          Section 12.7.  No Joint Venture or Partnership Intended.
                         ----------------------------------------
Notwithstanding anything herein to the contrary, the parties hereby acknowledge that it is their intention and understanding that the transactions contemplated hereby do not in any way constitute or imply the formation of a joint venture or partnership between Buyer on the one hand and Seller on the other hand.

          Section 12.8.  Offsets. Seller and Buyer shall have, and may exercise
                         -------
at any time and from time to time, the right to offset any balance or balances due under this Agreement from the other party against any balance or balances due to the other party under this Agreement. Buyer shall have the right to offset any balance or balances due under this Agreement to the Company from Seller against any balance or balances due under this Agreement to Seller from Buyer. Seller shall have the right to offset any balance or balances due under this Agreement to Buyer against any balance or balances due under this Agreement to Seller from the Company.

          Section 12.9.  Counterparts. This Agreement may be executed by the
                         ------------
parties in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

          Section 12.10.  Exhibits and Schedules; Headings. The Exhibits and
                          --------------------------------
Schedules are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                       SCOTTISH ANNUITY & LIFE INSURANCE COMPANY
                                       (CAYMAN) LTD.


                                       By /S/ Henryk Sulikowski
                                          -------------------------------------

                                          Name:  Henryk Sulikowski
                                          Title: Senior Vice President and
                                                 Chief Insurance Officer


                                       NRG ACQUISITION PARTNERS, L.P.


                                       By /S/ Steven B. Smotrich
                                          -------------------------------------

                                          Name:  Steven B. Smotrich
                                          Title: Vice President